UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

Dear Stockholder:

Our Annual Meeting will be held on Tuesday, May 12, 2009, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

The Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring stockholder action at the meeting. At the meeting I will also present information on the business and progress of your Company during 2008 and our directors and officers will be available to answer your questions.

We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. Your vote is important and we urge you to cast your vote at this year’s annual meeting.

Whether or not you plan to attend, we encourage you to vote your shares via Internet, by telephone or by marking, signing, dating and mailing the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote in person.

Cordially,

J. PATRICK GALLAGHER, JR.
Chairman of the Board

ARTHUR J. GALLAGHER & CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2009

To the Stockholders of

ARTHUR J. GALLAGHER & CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. will be held Tuesday, May 12, 2009, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois 60143-3141 for the following purposes:

1.	To elect four Class I directors;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	To consider and approve the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan.

4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 13, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Directions to the 2009 Annual Meeting of Stockholders may be requested from Investor Relations by telephone at (630) 773-3800.

You do not need a ticket to attend the meeting. If you are a stockholder of record, you need only present a form of personal identification to be admitted to the meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of stock ownership as of the record date, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the meeting. If your shares are held in an employee savings plan, you must present your employee identification badge.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. Alternatively, you may vote your shares by telephone or on the Internet. If you are present at the meeting, you may revoke your proxy and vote in person.

Date: March 27, 2009

By Order of the Board of Directors

WALTER D. BAY

Secretary

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

PROXY STATEMENT

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 2009 at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois, 60143-3141. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about March 27, 2009.

Use of Proxies

The Company’s Board of Directors is asking for your proxy for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the Class I directors named as the nominees in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and FOR approval of the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Voting Procedures

Most stockholders have a choice of voting:

•	By completing a proxy and mailing it the postage-paid envelope provided;

•	On the Internet;

•	Using a toll-free telephone number; or

•	In person at the meeting.

Please refer to the specific instructions set forth on the enclosed proxy card. The telephone and Internet voting facilities for the stockholders of record will close at 11:59 p.m. Eastern Standard Time on May 11, 2009.

If you hold your shares in street name through a bank or broker, your bank or broker will send you instructions describing the procedures and options for voting your shares.

Record Date, Outstanding Shares and Quorum

The close of business on March 13, 2009 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 99,827,464 shares of common stock, par value $1.00 per share (the “Common Stock”) outstanding and entitled to vote.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. If by the date of the Annual Meeting, we do not receive proxies from a sufficient number of shares to constitute a quorum or approve one or more of the proposals, the Chairman, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights, Abstentions and Broker Non-Votes

Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

Holders of record of the Company’s stock may vote in person. Beneficial owners of the Company’s stock must obtain a proxy from their brokerage firm, bank or other record holder and present it to the inspector of elections with their ballot or bring to the Annual Meeting a letter from the record holder confirming their beneficial ownership of the shares.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares in routine matters. Proposal 1 (election of directors) and Proposal 2 (ratification of independent registered accounting firm) should be considered as routine matters. If your broker, custodian, nominee or other record holder of the Company’s stock indicates on a proxy that it does not have the discretionary authority to vote certain shares on a particular matter, these shares (called “broker non-votes”) will be counted as present when determining whether we have a quorum but will not be counted for purposes of determining the number of votes cast on a specific proposal.

To be elected, director nominees must receive the affirmative vote of a majority of the votes cast at the meeting (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Ratification of the selection of our independent registered public accounting firm and approval of the 2009 Long-Term Incentive Plan each require the affirmative vote of the majority of the shares of common stock represented in person or by proxy.

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for the purpose of determining if a quorum is present. Abstentions have no effect on the election of directors. For the proposals ratifying the selection of our independent registered public accounting firm and approving the 2009 Long-Term Incentive Plan, abstentions are treated as shares present and entitled to vote, and have the same effect as a negative vote.

Voting Results

An automated system administered by Broadridge Investor Communication Solutions, Inc., will tabulate the votes. Voting results will be announced at the Annual Meeting and will be reported in our quarterly report on Form 10-Q for the second quarter of 2009.

Availability of Proxy Statement and Annual Report

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 12, 2009. The Proxy Statement and Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=104111&p=irol-reportsannual.

Paper copies of the Annual Report on Form 10-K (excluding exhibits) may be obtained without charge by writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800. Our Annual Report on Form 10-K can also be viewed at www.ajg.com.

Solicitation of Proxies

The Company will bear the expense of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, the Company and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. In addition, we have hired Georgeson Shareholder Services to assist us in soliciting proxies, for which service the Company will pay a fee of $10,000 plus their reasonable out-of-pocket expenses. We will also reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners.

CORPORATE GOVERNANCE

The Company’s Board of Directors oversees the overall operations of the Company. Its responsibilities are to (1) oversee the management of the Company and its business, (2) select the senior management team, which is responsible for operating the Company’s business, and (3) monitor the performance of senior management. The members of the Board monitor the Company’s results of operations and proposed plans and business objectives through reports and documents provided to the Board on a regular basis by the Company’s management.

In January 2008, the Board unanimously adopted, and at the 2008 Annual Meeting the stockholders approved, the Amended and Restated Certificate of Incorporation of the Company, which incorporates a number of corporate governance best practices. Among other things, the amendments (1) eliminated supermajority voting requirements, (2) phased out the election of directors in three separate classes (or a “staggered” board), which will result in the annual election of all directors to the Board beginning with the 2011 Annual Meeting and (3) adopted a provision that any amendments to Delaware law that further limit or eliminate director liability will automatically apply to the Company’s directors.

Corporate Governance Guidelines

The Board has adopted Governance Guidelines, which provide guidelines for the Company and the Board to ensure effective corporate governance. The Governance Guidelines cover topics including, but not limited to, director qualification standards, director duties and responsibilities, director compensation, director access to management and independent advisors, continuing education, succession planning and annual evaluations of the Board and its committees. The Nominating/Governance Committee annually reviews these Governance Guidelines and recommends changes to the Board for approval.

The Company maintains a corporate governance page on its website that includes key information about corporate governance matters, including copies of our Governance Guidelines, our Code of Business Conduct and Ethics for all directors and employees, including the Company’s senior executive officers, and the charter for the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The link to the corporate governance page can be found at www.ajg.com. Copies of these documents are also available upon written request to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

Director Independence

The Governance Guidelines provide that the Board is to be composed of a substantial majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board makes determinations of independence based on the following criteria, in addition to any other relevant facts and circumstances. This list of criteria is available on our website at www.ajg.com.

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 during any twelve-month period in direct compensation from the Company, other than director compensation (including option and restricted stock grants) and committee fees, gains from the exercise of options and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 during a twelve-month period.

•

A director who is a partner or employee of a firm that is the Company’s internal or external auditor is not independent; a director whose immediate family member is a partner of such a firm is not independent; a director whose immediate family member is an employee of such a firm and who personally works on the Company’s audit is not independent; and a director who was, or whose immediate family member was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company at the same time that any of the Company’s present executives serves or served on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•

A director who is a partner, member, managing director, or an executive officer, or who occupies a similar position, at a firm that provides accounting, consulting, legal, investment banking or financial advisory services to the Company in an amount that, in any single fiscal year, exceeds $50,000, is not independent until three years after the firm ceases to receive more than $50,000 during a fiscal year. This guideline is prospective and is effective January 24, 2008.

•

A director who is an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

In assessing director independence under NYSE standards and the Company’s standards, the Nominating/Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of Board members. The Board has determined that William L. Bax, T. Kimball Brooker, Ilene S. Gordon, Elbert O. Hand, David S. Johnson, Kay W. McCurdy, Norman L. Rosenthal, and James R. Wimmer, are independent based on the rules of the NYSE and the Company’s independence standards noted above. Only J. Patrick Gallagher, Jr., the Chairman of the Board and an employee of the Company, is not independent within the meaning of these standards. In addition, the Board has determined that Gary P. Coughlan, who ceased to be a member of the Board of Directors as of May 13, 2008, was independent based on these standards.

Attendance at Board Meetings, Committee Meetings and the Annual Meeting

The Board expects that each director will attend and participate in all Board and applicable committee meetings. Each director is expected to prepare for meetings in advance and to dedicate the time at each meeting necessary to discharge properly his or her responsibilities and to ensure other commitments do not materially interfere with his or her service on the Board. During 2008, the Board met seven times. All of the directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served.

The Company also encourages the Board members to attend the Company’s Annual Meeting. Nine of the ten Board members then in office attended the Company’s Annual Meeting held on May 13, 2008.

Lead Director and Executive Sessions

At the end of each regularly scheduled meeting of the Board, the independent directors elect an independent director to serve as the “Lead Director” until the end of the next regularly scheduled meeting of the Board. The responsibilities of the Lead Director include: (1) presiding over executive sessions of the independent directors, (2) acting as a liaison between the Chairman and the independent directors, (3) coordinating with the Chairman regarding information sent to the Board, (4) coordinating with the Chairman regarding Board meeting agendas and schedules, and (5) being available for consultation and communication with stockholders as appropriate. In addition the lead director has the authority to call executive sessions of the independent directors.

The independent directors (all directors who are not employees of the Company) meet regularly in executive sessions without management. Each executive session is led by the Lead Director. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Lead Director at his or her discretion or at the request of the Board. The committees of the Board also meet regularly in executive sessions without management.

Board Committees

The Board delegates various responsibilities and authority to various Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, the Audit, Compensation, Nominating/Governance, Executive and Compliance Committees. The Committees have the following members and chairs:

Director	Audit	Compensation	Nominating/ Governance	Compliance	Executive
William L. Bax	Chair
T. Kimball Brooker	X	Chair
J. Patrick Gallagher, Jr.				X	X
Ilene S. Gordon		X	Chair	X
Elbert O. Hand		X	X	X
David S. Johnson		X	X
Kay W. McCurdy		X	X
Norman L. Rosenthal	X
James R. Wimmer	X		X	Chair	X
No. of Meetings Held	5	6	3	3	7

The Board has determined that each member of the Audit, Compensation and Nominating/Governance Committees is an independent director in accordance with NYSE listing rules and the Company’s independence standards.

The Audit Committee, the Compensation Committee and the Nominating/Governance Committee are each governed by a charter approved by the Board. The charters set forth the purposes, goals and responsibilities of these committees as well as the qualifications for committee membership, procedures for committee member appointments and removal, committee structure and operations, and committee reporting to the Board. These charters are available on our website at www.ajg.com.

Audit Committee

The Board has established an Audit Committee, which has the responsibility to, among other things, (1) review and discuss the annual and quarterly financial statements with management and the independent auditor, (2) review with the independent auditor any audit problems or difficulties, (3) appoint, retain, terminate, compensate and oversee the independent auditor, (4) obtain and review, at least annually, a report from the independent auditor, (5) meet periodically with each of the independent auditor, management and chief internal auditor, (6) consider the independent auditor’s judgments about the Company’s accounting principles and review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditor or management, (7) review the Company’s financial reporting processes and internal controls based on consultation with the independent auditor and the internal audit department, (8) review with the independent auditor and management the implementation of changes or improvements in financial or accounting practices, (9) review legal, disclosure or other matters having a material impact on the Company’s financial statements, (10) prepare an Audit Committee report to be included in the annual proxy statement, (11) obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), (12) discuss with the independent auditor all matters required to be communicated to the Audit Committee, (13) annually review and evaluate the qualification of the lead partner of the independent auditor, (14) discuss earnings press releases of the Company, (15) review and discuss with the independent auditor and management any reports of the internal auditor, (16) discuss the adequacy of the Company’s internal controls with the internal and independent auditors, (17) establish procedures for and review the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, (18) review annually the effect of regulatory and accounting initiatives on the Company’s financial statements, (19) discuss policies with respect to risk assessment and risk management, (20) set clear hiring policies with respect to employees or former employees of the independent auditor, (21) review annually the Audit Committee charter, (22) conduct an annual review of the Audit Committee’s performance, and (23) report regularly to the Board.

Each of the members of the Audit Committee meets the additional heightened independence and other requirements of the NYSE. The Board has determined that William L. Bax qualifies as an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The Board has established a Compensation Committee, which has the responsibility to, among other things, (1) annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO’s performance and establish the elements of the CEO’s compensation, (2) review and make recommendations to the Board regarding the Company’s compensation and benefit plans, (3) review and approve the compensation and benefits of the Company’s executive officers, (4) consult on the setting of compensation for executive officers and such other officers as the Compensation Committee deems appropriate, (5) engage compensation consultants as the Compensation Committee deems appropriate, (6) approve grants and awards under the Company’s equity-based plans and the Company’s Performance Unit Program, (7) review and make recommendations to the Board with respect to outside director compensation,

(8) review and approve employment agreements, severance agreements and change in control agreements for the CEO and other executive officers, (9) provide a Compensation Committee report for inclusion in the annual proxy and review the Company’s compensation discussion and analysis, (10) review and assess the adequacy of the Compensation Committee’s charter annually and recommend changes to the Board if necessary, (11) conduct an annual performance review of the Compensation Committee, and (12) report to the Board on a regular basis and review issues with the Board as deemed appropriate.

The compensation of the CEO is set by the Compensation Committee. The CEO generally recommends to the Compensation Committee the compensation of executive officers of the Company and the Compensation Committee reviews and, if it determines advisable, approves or revises these recommendations for executive compensation.

The Compensation Committee has the authority to obtain advice and assistance from any officer or employee of the Company or any outside legal, tax, accounting or other advisor. The Compensation Committee has the authority to engage a compensation consultant to assist it in carrying out its duties and responsibilities, and has the sole authority to retain and terminate any compensation consultant, including sole authority to approve consultant’s fees and other retention terms. All fees and expenses of any such compensation consultant or outside legal, tax, accounting or other advisor are paid by the Company.

In reviewing and setting such compensation, the Compensation Committee generally consults with its compensation consultant but retains final authority to determine the levels of compensation. In 2008, the Compensation Committee retained Sibson Consulting (“Sibson”) as compensation consultant. Please see the Compensation Discussion and Analysis on page 25 for a discussion of Sibson’s role in assisting the Compensation Committee.

The Compensation Committee has delegated to the CEO the authority between Compensation Committee meetings to grant options and restricted stock units covering up to 200,000 shares, subject to the limitations that (1) no individual grant may exceed 50,000 shares without the approval of the chairman of the Compensation Committee, (2) the CEO may not make grants to executive officers and (3) grants are to be used primarily for acquisitions and new hires. The CEO must report all grants at the next Compensation Committee meeting, where they are subject to review and ratification by the Compensation Committee.

Nominating/Governance Committee

The Board has established a Nominating/Governance Committee, composed solely of independent directors, which has the responsibility to, among other things, (1) identify and recommend to the Board individuals qualified to be directors of the Company to stand for election at the Company’s annual meeting of stockholders, (2) identify individuals to fill vacancies on the Board, (3) identify Board members to serve on committees of the Board and recommend such nominees to the Board, (4) make recommendations to the Board regarding changes to the size and composition of the Board, (5) develop and recommend to the Board director independence standards, (6) develop and recommend to the Board governance guidelines, (7) review the governance guidelines at least once a year, (8) review annually its charter, (9) conduct an annual performance review, (10) report to the Board on the activities of the Committee, (11) provide oversight on the evaluation of management, (12) develop an annual self-evaluation process for the Board and its committees, (13) select, retain, terminate and approve the fees and other retention terms of special counsel or consultants to the Committee, and (14) retain and terminate consultants and search firms to help identify director candidates.

In identifying and evaluating nominees for director, the Nominating/Governance Committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the NYSE. In addition, the Nominating/Governance Committee may take into consideration such other factors and criteria as it deems appropriate, including the nominee’s judgment, skill, integrity, diversity, and business or other experience. The Nominating/Governance Committee seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its stockholders.

The Nominating/Governance Committee may consider candidates suggested by management or other members of the Board. The Nominating/Governance Committee also considers candidates for director recommended by stockholders and it evaluates such candidates in the same manner it evaluates other nominees. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Nominating/Governance Committee (in care of the Chair at the Company’s principal office). The Nominating/Governance Committee may from time to time hire consultants or search firms to help the Nominating/Governance Committee identify and/or evaluate potential nominees for director.

The Company’s by-laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, the Company must receive notice not earlier than the 120th calendar day nor later than the close of business on the 90th calendar day prior to the Annual Meeting of Stockholders of the Company. Such notice must comply with the information requirements set forth in the by-laws relating to stockholder nominations, including providing the consent of any nominee to serve as a director, if elected.

Compliance Committee

The Board has established a Compliance Committee, which is responsible for monitoring the Company’s compliance with the standards of conduct regarding compensation from insurance carriers pursuant to the Assurance of Voluntary Compliance, dated as of May 18, 2005 with the Attorney General of the State of Illinois and the Director of Insurance of the State of Illinois.

Executive Committee

The Executive Committee of the Board is empowered to act on behalf of the Board between Board meetings. Actions taken by the Executive Committee are reviewed, approved and ratified by the Board at the next meeting of the Board following the taking of such actions.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to the Board as well as the Company’s employees and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company’s Code of Business Conduct and Ethics covers professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with laws, rules and regulations applicable to the Company’s business.

Communications with the Board

A stockholder or other interested party who is interested in communicating with the Board, the Chairman, the Lead Director, any of its committees, the non-management directors as a group or any director individually, may do so by writing to their attention at the Company’s principal executive offices at Arthur J. Gallagher & Co., c/o General Counsel, Two Pierce Place, Itasca, Illinois 60143-3141. Communications received in writing are distributed to the Board, non-management directors as a group, committee chair or to an individual director, as applicable, in accordance with the instructions provided in such communications.

PROPOSAL 1— ELECTION OF DIRECTORS

The Board is currently divided into three classes. The regular terms of office for the Class I, Class II and Class III directors will expire at the 2009, 2010 and 2011 Annual Meetings of Stockholders, respectively. Four persons are to be elected at the 2009 Annual Meeting to hold office as Class I directors for a term of one year and until their respective successors are elected and qualified. The Nominating/Governance Committee recommended the directors for nomination by the full Board. Based on that recommendation, the Board has nominated those directors for election at the Annual Meeting.

Concurrent with the election of directors at the 2009 Annual Meeting, the Board will be expanded from 9 to 10 directors. The Nominating/Governance Committee recommended to the Board that Frank E. English, Jr., be nominated for election as a director at the 2009 Annual Meeting. Mr. English was initially recommended to the Nominating/Governance Committee by other members of the Board. The Board has determined that Mr. English is independent based on the rules of the NYSE and the Company’s independence standards set forth on pages 5-6 of this Proxy Statement.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation approved at the 2008 Annual Meeting, the staggered election of the terms of directors serving on the Board will be phased out over the next three years. The terms of the directors elected to the Board at the 2009 and 2010 Annual Meetings of Stockholders will expire at the 2010 and 2011 Annual Meetings of Stockholders, respectively. Commencing in 2011, all directors will be elected to one-year terms.

Set forth below is information concerning the nominees for election as Class I directors as well as information concerning the current directors in each class continuing in office after the 2009 Annual Meeting.

Nominees for Election to the Board of Directors

As Class I Directors with Terms Expiring in 2010

Name	Age	Year First Elected Director, Business Experience and Other Directorships
Frank E. English, Jr.	63	Director Nominee; Consultant to Morgan Stanley & Co. since February 2009; Managing Director and Vice Chairman Investment Banking at Morgan Stanley & Co., a global financial services firm, from 1976 until his retirement in 2009.

J. Patrick Gallagher, Jr.	57	Director since 1986; Chairman since 2006; Chief Executive Officer since 1995; President since 1990; Chief Operating Officer from 1990 to 1994; Vice President-Operations from 1985 to 1990.

Ilene S. Gordon	55	Director since 1999; President & CEO of Alcan Packaging, a business unit of Rio Tinto Alcan since 2007; Senior Vice President, Alcan, Inc. and President and CEO of Alcan Packaging, a packaging company, 2006 to 2007; President Alcan Food Packaging Americas 2004 to 2006 (successor of Pechiney Plastic Packaging, Inc.); President of Pechiney Plastic Packaging, Inc., a flexible packaging manufacturing and marketing business, and Senior Vice President of Pechiney Group from 1999 to 2003. Director of United Stationers, Inc.

James R. Wimmer	80	Director since 1985; Retired Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992 and Of Counsel from 1992 to 1999.

Members of the Board of Directors Continuing in Office

As Class II Directors with Terms Expiring in 2010

William L. Bax	65	Director since 2006; Retired Managing Partner of Chicago office of PriceWaterhouseCoopers, a public accounting firm, from 1997 to 2003. Director of Northern Funds/Northern Institutional Funds/Northern Multi-Manager Funds.

T. Kimball Brooker	69	Director since 1994; President, Barbara Oil Company, an investment business, since 1989.

David S. Johnson	52	Director since 2003; President and Chief Executive Officer of Michael Foods, Inc., a food company, since 2008; President and Chief Operating Officer, Michael Foods, Inc., 2007; President of Kraft Foods North America, a food company, 2003 to 2006.

Members of the Board of Directors Continuing in Office

As Class III Directors with Terms Expiring in 2011

Name	Age	Year First Elected Director, Business Experience and Other Directorships
Elbert O. Hand	69	Director since 2002; Retired Chairman of the Board of Hartmarx Corporation, a consumer apparel products business, from 1992 to 2004; Chief Executive Officer of Hartmarx Corporation from 1992 to 2002; and President and Chief Operating Officer of Hartmarx Corporation from 1985 to 1992. Director of Hartmarx Corporation.

Kay W. McCurdy	58	Director since 2005; Partner, Locke Lord Bissell & Liddell LLP, attorneys, from 1983 to present.

Norman L. Rosenthal	57	Director since 2008; President of Norman L. Rosenthal & Associates, Inc., a management consulting firm that specializes in the property-casualty insurance industry, from 1996 to present. Director of Aspen Insurance Holdings, Ltd.

Vote Required

To be elected, director nominees must receive the affirmative vote of a majority of the votes cast at the meeting (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee).

The Board recommends a vote FOR the election of the Class I director nominees. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR all of the Class I director nominees named below unless such authority is withheld. The enclosed proxy cannot be voted for more than four nominees. Should any nominee be unavailable to serve or refuse to serve, an event which the Board does not anticipate, the people named in the enclosed proxy card intend to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

THE BOARD RECOMMENDS THAT YOU

VOTE FOR THE ELECTION OF THE DIRECTORS

NOMINATED BY THE BOARD

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership Tables

Beneficial Ownership Table

The following table shows, with respect to any person who is known to be the beneficial owner as of March 1, 2009 of more than 5% of the Company’s Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Common Stock
Capital Research Global Investors.	8,672,330	(2)	8.67%
333 South Hope Street Los Angeles, CA 90071

Barclays Global Investors, N.A.	6,406,352	(3)	6.42%
45 Fremont Street San Francisco, CA 94105

(1)	Unless otherwise stated in these notes, each beneficial owner has sole voting and investment power with respect to all such shares.
(2)	Information obtained from a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 13, 2009 by Capital Research Global Investors. The Company has been informed that Capital Research Global Investors is deemed to be the beneficial owner in the aggregate of 8,672,330 shares of the Company’s Common Stock as a result of Capital Research and Management Company acting as investment adviser to various investment companies.
(3)	Information obtained from Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, N.A. In the Schedule 13G, Barclays Global Investors, N.A. disclosed beneficial ownership of 2,647,920 shares or 2.78% of the Common Stock of the Company (Barclays has sole voting power with respect to 2,276,674 of these shares), Barclays Global Fund Advisors, an investment advisor, disclosed ownership of 3,537,004 shares or 3.71% of the Common Stock of the Company (Barclays has sole voting power with respect to 3,000,638 of these shares), Barclays Global Investors, Ltd., disclosed beneficial ownership of 212,903 shares or 0.22% of the Common Stock of the Company (Barclays has sole voting power with respect to 148,092 of these shares), Barclays Global Investors Japan Limited disclosed beneficial ownership of 4,258 shares, Barclays Global Investors Canada Limited disclosed beneficial ownership of 2,936 shares, and Barclays Global Investors Australia Limited disclosed beneficial ownership of 1,331 shares.

The following table shows, with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2009 and (ii) the percent of Common Stock so owned as of the same date.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Common Stock
William L. Bax	8,860		*
T. Kimball Brooker	324,040	(2)	*
James W. Durkin, Jr.	423,608		*
Frank E. English, Jr	0		0%
J. Patrick Gallagher, Jr.	842,468	(3)	*
James S. Gault	233,688	(4)	*
Ilene S. Gordon	171,960		*
Elbert O. Hand	84,040		*
Douglas K. Howell	149,106		*
David S. Johnson	55,340		*
Kay W. McCurdy	21,539		*
Richard J. McKenna	189,548		*
Norman L. Rosenthal	4,500		*
James R. Wimmer	177,744	(5)	*
All directors and executive officers as a group (18 persons)	3,180,594		3.07%

*	Less than 1%
(1)	Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: T. Kimball Brooker, 149,000 shares; James W. Durkin, Jr., 98,642 shares; J. Patrick Gallagher, Jr., 166,051 shares; James S. Gault, 107,134 shares; Ilene S. Gordon, 163,920 shares; Elbert O. Hand, 76,500 shares; Douglas K. Howell, 92,645 shares; David S. Johnson, 50,000 shares; Kay W. McCurdy, 14,499 shares; Richard J. McKenna, 105,946 shares; James R. Wimmer, 166,304 shares; and all directors and executive officers as a group (18 persons), 1,362,051 shares.
(2)	Includes 15,000 shares owned by Barbara Oil Company, which are voted by Mr. Brooker.
(3)	Includes 174,050 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, 100,276 shares held by his wife, and 150,000 shares held by Elm Court LLC, a limited liability company of which the voting LLC membership interests are owned by J. Patrick Gallagher, Jr. and the non-voting LLC membership interests are owned by a grantor retained annuity trust under which J. Patrick Gallagher, Jr. is the trustee.
(4)	Includes 56,000 shares held by his wife.
(5)	Includes 8,000 shares held by his wife.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, directors and 10% stockholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the NYSE. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company or filed with the SEC, or written representations that no additional reports were required, the Company believes that during 2008 its executive officers, directors and 10% stockholders complied with all filing requirements, provided however that one Form 3 filing, reporting initial ownership holdings for Norman L. Rosenthal, was filed late due to a delay in obtaining Mr. Rosenthal’s filing codes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s Compensation Committee is responsible for the review and approval or ratification of any “related person” transaction pertaining to compensation and the Audit Committee is responsible for the review and approval or ratification of any other “related person transaction” involving the Company or its subsidiaries and any related person. Under SEC rules a “related person” is an officer, director, director nominee or beneficial owner of 5% or more of the Company’s common stock, and immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest.

Company Policies Regarding Related Party Transaction

The Compensation Committee and the Audit Committee each have adopted written policies and procedures that apply to any transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Company’s legal staff is principally responsible for the development and implementation of controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction.

When determining whether to approve a related person transaction, the Compensation Committee or Audit Committee considers whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party and all relevant factors. Such relevant factors include, but are not limited to:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties;

•	whether the transaction affects the independence of a director; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

Related Party Transactions

Certain directors and executive officers have immediate family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions and is comparable to compensation paid to unrelated third parties for similar services. Pursuant to its written policies and procedures, the Compensation Committee reviewed and approved or ratified the following related party transactions:

•

A sister of J. Patrick Gallagher, Jr. was employed by the Company in 2008 as the head of a specialty sales unit within the Company’s Brokerage Segment and was paid an aggregate amount of $242,000 in salary and bonus and received equity awards with a grant date fair value of $25,400 computed under SFAS 123R.

•

A brother of J. Patrick Gallagher, Jr., was employed by the Company in 2008 as a Vice President and one of five regional managers within the Company’s Brokerage Segment and was paid an aggregate amount of $588,583 in salary and bonus and received equity awards with a grant date fair value of $33,900 computed under SFAS 123R.

•

A brother-in-law of J. Patrick Gallagher, Jr. was employed by the Company in 2008 as a Vice President of Administration and Development within the Company’s Brokerage Segment and was paid an aggregate amount of $363,500 in salary and bonus and received equity awards with a grant date fair value of $42,000 computed under SFAS 123R.

•

A son of J. Patrick Gallagher, Jr. was employed by the Company in 2008 as a broker within the Company’s Brokerage Segment and was paid an aggregate amount of $199,526 in salary and bonus and received equity awards with a grant date fair value of $19,300 computed under SFAS 123R.

•	A brother of James W. Durkin, Jr. was employed by the Company in 2008 as the manager of a local sales office and was paid an aggregate amount of $400,000 in salary and bonus.

In 2008, the Company paid $327,200, to Advanced Group for certain temporary personnel related services. A brother of J. Patrick Gallagher, Jr. has an ownership interest in, and in 2008, was an Executive Vice President of, Advanced Group. The Company engaged Advanced Group in the ordinary course of business in accordance with its normal procedures for engaging service providers and on terms no less favorable than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Arthur J. Gallagher & Co. oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2009 Proxy Statement, which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

T. Kimball Brooker (Chair)

Ilene S. Gordon

Elbert O. Hand

David S. Johnson

Kay W. McCurdy

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis or “CD&A” is organized into five sections:

1.	Key Compensation Issues for 2008. This section summarizes the primary issues addressed by the Compensation Committee in 2008.

2.	Compensation Program Philosophy and Guiding Principles. This section sets forth the compensation philosophy adopted by the Compensation Committee in 2008.

3.	The Compensation Decision Making Process. This section sets forth the factors considered in establishing the compensation of the executive officers.

4.	The Elements of Executive Officer Compensation. This section sets forth the individual elements of the Company’s compensation program, the performance measures used to make compensation decisions, the actual 2008 performance results and the elements and amounts of compensation in 2008.

5.	Additional Information Concerning Executive Compensation. This section sets forth miscellaneous information about executive compensation including, change of control agreements, the Company’s frozen pension plan and 401(k) and supplemental savings plans.

This CD&A discusses compensation with respect to the Company’s “named executive officers” listed below:

J. Patrick Gallagher, Jr.	Chairman, President and Chief Executive Officer

Douglas K. Howell	Corporate Vice President and Chief Financial Officer

James W. Durkin, Jr.	Corporate Vice President President, Employee Benefit Consulting and Brokerage

James S. Gault	Corporate Vice President President, Property/Casualty Brokerage

Richard J. McKenna	Corporate Vice President President, Risk Management Services

Key Compensation Issues

In 2008, the Compensation Committee addressed the following key compensation issues:

•

Compensation Philosophy. The Compensation Committee considered and adopted a written compensation philosophy to guide the Committee’s compensation decision making process. See “Compensation Program Philosophy and Guiding Principles” on page 21 for information on the compensation philosophy.

•

Equity Authorization Strategy. The Company’s stockholder-approved stock option plans expired in May 2008, and the Compensation Committee began working on a long-term incentive plan to present to stockholders for approval at the 2009 Annual Meeting. The Compensation Committee also continued a disciplined approach to equity grants in order to achieve a three-year burn-rate within Risk Metrics Group guidelines. See “RMG Burn Rate Test” on page 25 for further discussion on meeting these guidelines.

•

Long-Term Incentive Strategy. Because of the Company’s limited ability to grant equity awards, the Compensation Committee continued a portfolio approach to long-term incentives. Under this approach, the Company delivered long-term incentive opportunities to named executive officers and other key executives through four vehicles: (i) options, (ii) restricted stock units, (iii) long-term performance-based cash units that mirror equity, and (iv) deferred equity and cash awards that vest upon the recipient reaching age 62. The design is intended to provide competitive long-term reward opportunities and retain key executives while managing expenses through an annually approved total value transfer budget.

•

Officer Compensation Competitive Analysis. In order to determine appropriate compensation for the executive officers, the Compensation Committee relies upon various sources of data including published survey data and proxy peer group data. For base pay decisions in 2008, the Compensation Committee utilized the same three peer groups it had used in prior years as reported in prior proxy statements. During 2008 the Compensation Committee determined that the peer group should be reviewed to assess the relevance of the data provided. A revised peer group was established and used for the 2009 base pay decisions. Please see “Competitive Assessment” for further information regarding the Compensation Committee’s use of these peer groups.

Compensation Program Philosophy and Guiding Principles

The Compensation Committee has adopted the following compensation philosophy, which guides the determination of compensation for executive officers.

Role of Compensation

•

Compensation is designed to support the key values of ownership and loyal long-term service. Long-term wealth creation for the individual is linked to long-term sustained individual and Company performance.

•	Compensation should be guided by a principle of fairness both in relation to the market and internal pay structures.

•

The Company’s incentive compensation program is intended to create an ownership mindset among key executives and encourage actions and behaviors that will improve profitability and maximize stockholder value.

Compensation Vehicles

Base Salary

•	The Compensation Committee places an emphasis on pay-for-performance through at-risk incentive compensation opportunities rather than through base salary. In general, approximately two-thirds of the value of total direct compensation opportunity for executive officers of the Company is delivered through at-risk incentives.

•

Base salary is used to compensate key members of management for fulfilling the regular duties and responsibilities of their positions. Base salary may be increased from time to time based on job performance, promotion into a new role or market forces.

Annual Incentives

•	Annual incentives are designed to provide significant financial motivation to achieve key annual operational, financial and strategic goals that will drive stockholder value creation.

•	Annual incentives are considered “at-risk” and reward amounts are determined based on a combination of Company and individual performance.

Long-Term Incentives

•

Long-term incentive opportunities are intended to reinforce an ownership mindset and align the financial interests of key members of management with those of stockholders. Long-term incentive opportunities are greater for those executives who have greater direct impact on long-term Company performance.

•

Long-term incentives should promote long-term retention of key members of management. Long-term incentive design includes multi-year vesting and overlapping maturity of equity and stock price performance-based awards and a deferred equity participation plan which delays payment of incentives until an executive reaches age 62.

Benefits

•

Health, retirement and other standard benefits are an important component of creating a competitive employee value proposition to recruit and retain key management. A portion of the cost of healthcare is borne by employees, which provides an incentive for employees to maintain a health lifestyle.

Competitive Framework

•

The Compensation Committee establishes compensation opportunities after considering several factors including: compensation data for the Company’s talent market, trends in the financial service and insurance brokerage sector, best practices, alignment with stockholder interest, affordability, deductibility, accounting considerations and consistency with the compensation philosophy and guiding principles.

•	When making compensation decisions, the Compensation Committee relies on both external market data and internal considerations such as the strategic value of a given role.

•	External market data is derived from companies that compete with the Company for business or talent. External market data is sourced from published surveys and publicly available proxy data.

•	The Compensation Committee establishes the comparative peer groups. These peer groups are reviewed annually to ensure their continued relevance for compensation decisions.

Compensation Positioning

•	The Compensation Committee evaluates market positioning of key management compensation based on total direct compensation – base salary, annual incentives and long-term incentives

•

Although external compensation data is used as a reference, the Company does not target total compensation of key members of management to a specific percentile compared to the peer group and published survey data. Actual compensation opportunity positioning varies by individual and pay element.

Performance Measurement and Goal Setting

•

Performance is measured through achievement of strategic, financial and operational goals. The Compensation Committee reviews these goals to ensure that they do not encourage executive officers to take unnecessary or excessive risks that could threaten the value of the Company.

•	The Company has identified and documented a set of relevant financial metrics. Prominently used measures include: revenue, pre-tax income and EBITA.

•	Performance goals are set through a budgeting process that is based on improvement over historic levels, external comparisons, growth objectives, and industry/market conditions.

•	Performance goals are set at the Company, business unit and individual level.

Governance and Decision Making

•

Decisions regarding compensation for key executives are the responsibility of the Compensation Committee. In its decision making, the Compensation Committee considers external legal requirements and, where appropriate, recommendations of the CEO. These CEO recommendations pertain to the documented performance of each key member of management other than the CEO.

•

In addition to being responsible for determining compensation for key management, the Compensation Committee is responsible for the annual establishment of the total stockholder value transferred through the compensation program and for setting thresholds for incentive compensation.

Compensation Decision Making Process

Competitive Assessment

To ensure that total compensation for named executive officers and other senior executives is competitive, the Compensation Committee reviews published survey data and the proxy data for publicly traded competitors for business and executive talent. The Compensation Committee’s review examines the total direct compensation opportunity as a whole as well as each of its components.

In 2007, and for purposes of decisions made with respect to 2008 compensation, the Committee used three groups called core comparators, carrier comparators and extended comparators. In 2008, and for purposes of decision making with respect to 2009 compensation, the Committee reviewed all of the peer groups for relevance and decided to combine the separate peer groups into one and eliminated a number of the comparator companies. The Committee decided to combine the groups into one group to (1) provide consistent year-over-year data; (2) take into consideration the pending merger of two of the peers in the previous core group; and (3) eliminate those companies who, because of their size or the nature of their business, did not always provide meaningful comparative data for a sufficient number of executives. The current peer group includes companies that are considered key competitors for the Company’s business and leadership talent and other financial companies and insurance carriers that provide information with respect to broader market compensation trends. The Companies in the peer group are:

Ace Ltd***	Hartford Financial Services***
Aon Corporation*	Hilb, Rogal and Hobbs Co.*
Arch Capital Group Ltd***	Marsh & McLennan Companies, Inc.*
American Financial Group Inc.**	National Financial Partners (1)
Axis Capital Holdings Ltd***	Old Republic International Corp**
Berkley (W R) Corp***	Raymond James Financial Corp**
Brown & Brown, Inc.*	Unum Group***
Chubb Corp***	Willis Group Holdings Ltd.*
Cigna Group***	XL Capital Ltd***
CNA Financial Corp***

* In 2007 in core peer group	** In 2007 in extended peer group
*** In 2007 in carrier peer group	(1) new peer for 2008

The review of compensation data from the peer group companies showed that the aggregate total direct compensation for the named executive officers is below the median for the peer group. A review of the individual elements of total direct compensation revealed that the compensation of Messrs. Gallagher and Gault is weighted more heavily towards base salary and annual incentive compensation as compared to executives with similar positions within the peer group, although both are below the median for all elements of compensation. The compensation for the other named executive officers is also slightly weighted towards salary and annual incentive compensation as compared to executives with similar positions within the peer group. The weighting towards salary and annual incentive compensation reflects the Compensation Committee’s continued management of the Company’s burn-rate.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. The CEO annually reviews the performance of each named executive officer (other than the CEO, whose performance is reviewed only by the Compensation Committee). The CEO’s conclusions and recommendations, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives. The Compensation Committee did not modify any of the recommendations for the 2008 fiscal year.

Role of the Compensation Consultant in Decision Making

For 2008, the Compensation Committee retained Sibson Consulting (“Sibson”) as its compensation consultant. In connection with this engagement, the Compensation Committee requested that Sibson:

•	Review the compensation paid to the Company’s CEO and other executive officers in relation to the compensation paid by the Company’s peers;

•	Advise the Compensation Committee about the Company’s equity compensation programs for executives and employees;

•	Aid the Compensation Committee and management in developing and structuring long-term compensation elements;

•

Assist the Compensation Committee and management in the communication of long-term compensation elements internally and in connection with stockholder authorization of the proposed long-term incentive plan;

•	Advise the Compensation Committee with respect to the establishment of Senior Management Incentive Plan (“SMIP”) performance measures for 2008;

•	Assist the Compensation Committee in reviewing the peer groups used to assess the competitiveness of executive officer compensation;

•	Assist the Company in developing and structuring a long-term incentive plan;

•	Aid the Compensation Committee in developing a compensation philosophy; and

•	Advise the Compensation Committee with respect to the compensation of Directors.

In making compensation decisions, the Compensation Committee considered Sibson’s advice and insights. However, the Compensation Committee was responsible for determining the final amount and form of compensation and the level of performance targets.

Other Considerations Which Impact Compensation Committee Decision Making

Tally Sheets. The Compensation Committee has incorporated into its decision-making process the data compiled in each named executive officer’s tally sheet prepared by management. The tally sheets provide a comprehensive view of the Company’s compensation payout exposure under various termination scenarios (e.g. voluntary or involuntary termination, retirement, change in control, etc.). The tally sheets also provide details of all compensation, benefits and perquisites delivered to the named executive officers during the most recent three-year period. Additionally, the tally sheets include a three-year analysis of equity and deferred compensation. This information provides a comprehensive context in which the Compensation Committee can determine the appropriate type and amount of compensation for each named executive officer.

RMG Burn-Rate Test. At the 2009 Annual Meeting, the Company will be seeking an authorization of shares to be granted to employees under a long-term incentive plan. Risk Metrics Group (RMG), a provider of corporate governance research and analysis that makes voting recommendations to institutional investors, has adopted various tests, which influence its recommendation to investors about such authorizations. Burn-rate refers to the amount of the Company’s outstanding equity that is distributed in the form of equity awards. The burn-rate test is calculated over a three-year period. Each year the Compensation Committee monitors its option and restricted stock awards to achieve the RMG recommended three-year burn-rate. Accordingly, the

Company is limited in the amount of equity awards it can provide and still remain within the RMG burn-rate guidelines. As noted above, equity awards to executive officers in 2007 and 2008 were below the median of the peer group, reflecting the Compensation Committee’s management of the burn-rate.

Elements of Executive Officer Compensation

The compensation paid to the named executive officers consists of the following elements:

Base Salary

Overview. The Company provides named executive officers with base salary to compensate them for the fulfillment of their regular duties and responsibilities associated with their job roles within the Company. Consistent with the compensation philosophy to emphasize pay at risk, the Compensation Committee generally prefers to achieve a competitive total direct compensation opportunity for named executive officers through an increase in incentive plan opportunities rather than an increase in base salary. In general, more than two-thirds of the value of key management total direct compensation opportunity is delivered through at-risk incentives.

2008 Base Salary Decisions. In 2008, the Compensation Committee increased Mr. McKenna’s base salary from $400,000 to $500,000. In approving this increase, the Compensation Committee considered that Mr. McKenna did not receive a salary increase in 2007 and that his base salary at the beginning of 2008 was below the median salary of similarly situated executives at the comparator companies.

The Compensation Committee did not adjust the base salary of the other named executive officers in 2008. Each of these executives received increases in 2007 and peer data indicated that the base salaries for these executive officers were close to or above the median salary of similarly situated executives at the comparator companies. The salary information for the named executive officers is set forth on page 32 in the Summary Compensation Table.

Annual Incentive Compensation

Overview. The Company’s annual incentive plan is designed to reward the named executive officers for the achievement of key annual operational, financial and strategic goals. Each year the Compensation Committee sets a funding gate under the annual incentive plan. No award is payable from the plan unless the funding gate is achieved. Additionally, the maximum award under the plan (150% of base salary) is only available if pre-established corporate financial targets are achieved. As described below, named executive officers who lead business units have additional constraints on the maximum award opportunity that they may earn.

At the completion of the year, the CEO recommends an award for each named executive officer (other than himself) based on the level of achievement towards financial targets and the performance goals. The Compensation Committee reviews the recommendation of the CEO and establishes the awards for each named executive officer (other than the CEO). The Compensation Committee also establishes an award for the CEO based on the level of achievement towards financial targets and the CEO’s individual performance goals. The performance goals and accomplishments of the named executive officers that are used in determining the annual incentive compensation award amounts cover non-public strategic initiatives within the Company and thus are confidential. These confidential performance goals are and historically have been set at aggressive levels to ensure that only outstanding performance will be awarded with maximum bonuses. In the last three years none of the named executive officers has received a maximum award.

2008 Annual Incentive Compensation. In the first quarter of 2008, the Compensation Committee defined the following performance measures that would provide the range (in terms of percentage of base salary) for each named executive officer’s annual incentive award.

•

Funding Gate. The Compensation Committee determined that no award would be payable under the plan unless the Company’s revenue exceeded $1.567 billion and the Earnings Before Interest, Taxes and Amortization (“EBITA”) exceeded $50 million. The funding gate was considered appropriate because of the continuing difficult business conditions in the insurance brokerage business, including declining insurance premium rates. For 2008, these threshold amounts were achieved because Company revenue was $1.653 billion and EBITA was $ 261.2 million.

•

Company Performance Goals. The Compensation Committee determined that a maximum award of 150% of base salary could be paid if the Company had revenue growth of at least 5% and EBITA growth of at least 10%. The Company’s actual performance did not exceed both of these targets as shown in the following table and thus the named executive officers were not eligible for the maximum award:

Performance Goal	2008 Goal	2008 Actual
Revenues	$1.635 billion	$1.653 billion
EBITA	$304.0 million	$261.2 million

•

Business Unit Performance Goals. The Compensation Committee established the following award ranges for Messrs. Gault, Durkin and McKenna based on the level of achievement of budgeted revenue and pre-tax income for their respective unit:

Maximum Award	Performance Required to Qualify for Award
150% Base Salary	Achieve more than 100% of budgeted revenue and EBITA and Company achieves Company Performance Goal (revenue and EBITA goals described above)

100% Base Salary	Achieve 75% to 100% of budgeted Business Unit revenue and EBITA

50% Base Salary	Achieve less than 75% of budgeted Business Unit revenue and EBITA

The actual achievement against these business unit performance goals was as follows:

	PERCENTAGE OF TARGET ACHIEVED
Business Unit (and Named Executive Officer Responsible)	Revenue	EBITA
Employee Benefit Consulting and Brokerage (James W. Durkin, Jr.)	111%	108%
Property/Casualty Brokerage (James S. Gault)	100%	79%
Risk Management Services (Richard J. McKenna)	95%	66%

Based on the 2008 Company and business unit performance, the maximum annual incentive awards to Mr. Gault and Mr. Durkin cannot exceed 100% of base salary and the maximum annual incentive award to Mr. McKenna cannot exceed 50% of base salary. Mr. Gallagher and Mr. Howell are not subject to the business unit thresholds described above because they have responsibility for the entire Company and not any individual business unit.

Annual Compensation Decisions. The Compensation Committee reviewed Mr. Gallagher’s performance in light of the Company’s performance goals. The Company achieved its revenue goal but achieved only 86% of its EBITA goal. In addition, Mr. Gallagher achieved most but not all of his individual performance goals, including successful implementation of the Company’s acquisition strategy. After consideration of all of these factors, the Compensation Committee awarded Mr. Gallagher with an annual incentive payment in the amount of $500,000 (50% of base salary), a reduction of $250,000 from 2007.

Similarly, the Compensation Committee reviewed Mr. Howell’s performance in light of the Company’s overall performance goals. On an individual performance level, the Compensation Committee noted that Mr. Howell had successfully implemented an expense reduction strategy in response to the deteriorating economic environment during the second half of 2008. As a result, the Compensation Committee awarded Mr. Howell with an annual incentive payment in the amount of $400,000 (76% of base salary), a reduction of $25,000 from last year.

For 2008, the performance of the other named executive officers was assessed and documented by the CEO and award amounts were recommended in light of the maximum award for which the named executive officer was eligible and the named executive officer’s achievement of pre-established operational, financial and strategic goals. The Compensation Committee reviewed the recommendations and agreed with the performance evaluations. Mr. Durkin received an award of $550,000 (100% of base salary and the maximum he was eligible to receive), Mr. Gault received an award of $350,000 (50% of base salary) and Mr. McKenna did not receive an award. Mr. Gault’s award was reduced below the 100% amount for which he was eligible because the Property/Casualty Brokerage business did not achieve its EBITA goal. Mr. McKenna’s award was reduced below the 50% amount for which he was eligible because the Risk Management Services business failed to achieve either its revenue or EBITA goal.

Long-Term Incentive Compensation

Overview. Long-term incentives are designed to tie a significant part of the compensation of the named executive officers to Company performance, create a meaningful alignment of the financial interests of the named executive officers with those of stockholders, reinforce an ownership mindset, and encourage the long-term retention of these executives. In 2006, the Compensation Committee determined that RMG burn-rate considerations limited the long-term incentive opportunity that could be provided through option and restricted share unit grants. Such limitations, over time, would significantly impact the competitiveness of the Company’s total direct compensation opportunities as compared to the peer group companies. Thus, a “portfolio” of long-term incentive opportunities was adopted in 2007 and was also used in 2008. The portfolio includes options, restricted share units, awards under the Deferred Equity Participation Plan (“DEPP”) and a long-term, performance-based, cash incentive plan (the “Performance Program”). Each year the Compensation Committee establishes a budget that defines the maximum dollar value transfer that can be delivered in the aggregate to all Company employees (including the named executive officers). The budget also limits the number of options and restricted stock units that may be granted to all Company employees in order to conform to the RMG burn-rate and establishes the maximum value of grants to be delivered to each named executive officer.

Equity Awards. Equity awards linked to stock price performance provide an incentive for the named executive officers to manage the Company for earnings growth and stockholder total return. Deferred realization encourages the retention of the executives.

In 2008, equity awards could be made pursuant to the Incentive Stock Option Plan until May 10, 2008, when the plan expired, the Nonqualified Stock Option Plan until May 31, 2008, when the plan expired, and the Restricted Stock Plan. The mix among these forms of awards changes from year to year and is determined by the CEO (for awards other than to himself) and the Compensation Committee. The factors considered in determining which types of awards to use include availability of shares under the respective plans, annual and cumulative dilution to the Company’s stockholders, Company performance and individual performance.

Awards under the DEPP are meant to encourage long-term retention of executives and senior officers of the Company, including the named executive officers until their normal retirement age. Employees may not make withdrawals from the DEPP until they reach age 62 and the amounts in the DEPP are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. Because of RMG burn-rate considerations, the DEPP was amended in 2007 to also permit cash awards which, like the restricted stock awards under the plan, do not vest until attainment of age 62. For a description of the mechanics of the DEPP see page 35 under the “Narrative to Summary Compensation Table and Plan-Based Award Table”.

Long-Term Performance-Based Cash Awards. Under the Performance Program, performance units (with an initial value tied to stock price at the time of award) are earned based on achievement by the Company of a financial performance goal and vest on January 1 of the third year following the date of grant. In 2008, the performance goal was growth in the Company’s combined Brokerage and Risk Management segments’ adjusted earnings before interest, taxes and amortization (“Adjusted EBITA Growth”). The Compensation Committee chose this metric to encourage a focus on growing the core earnings of the Company, thus aligning the interests of the named executive officers with those of the stockholders. For a detailed discussion of the mechanics of the Performance Program, including performance goals for the 2008 awards, see pages 35-36 of this Proxy Statement.

2008 Long-Term Incentive Decisions. In 2008, each named executive officer was eligible to receive an award value based on a percentage of salary. The Compensation Committee determined this percentage based on long-term incentive opportunities provided to similarly situated executives at comparator companies. This award value was converted into options, restricted stock units, and performance units. In 2008, for named executive officers that have met their minimum ownership requirements, award eligibility was more heavily weighted toward the Performance Program because, given the burn-rate limitations, delivery of significant equity awards to the named executive officers would limit the availability of equity for grants to other employees. The eligible award amounts and the allocation percentages among options, restricted stock units and performance units are summarized below:

EXECUTIVE	TARGET % OF SALARY	ELIGIBLE AMOUNT	OPTION AMOUNT	RSU AMOUNT	PERFORMANCE PROGRAM AMOUNT
J. Patrick Gallagher, Jr.	100%	$1,000,000	10%	10%	80%
Douglas K. Howell	65%	$341,250	10%	80%	10%
James W. Durkin, Jr.	65%	$357,500	10%	10%	80%
James S. Gault	65%	$455,000	10%	10%	80%
Richard J. McKenna.	60%	$300,000	10%	10%	80%

The number of options and restricted stock units awarded to the named executive officers in 2008 are included in the Grants of Plan Based Awards Table on page 34 of this Proxy. In 2008, the EBITA targets for the Performance Program were not satisfied and, therefore, no performance units were earned.

2008 DEPP decisions. On March 5, 2008, the Compensation Committee made the following cash awards under the DEPP to the following named executive officers: Mr. Gallagher-$400,000; Mr. Howell-$300,000; Mr. Durkin-$300,000; Mr. Gault-$300,000; and Mr. McKenna-$300,000. These amounts were determined based on individual and Company performance in 2007 as described in the Company’s 2008 proxy statement and vest when the named executive officer reaches age 62.

Additional Information Concerning Executive Compensation

Post-Termination Compensation

Change in Control Agreements. In 1998, the Company entered into a Change in Control Agreement with each of the named executive officers, except Douglas Howell. The Company entered into a Change in Control Agreement with Mr. Howell in 2003, at the commencement of his employment. In 2008, all of the Change in Control Agreements entered into by the Company were amended for the sole purpose of compliance with Section 409A of the Internal Revenue Code. Additional information regarding the Change in Control Agreements is found under the heading “Potential Payments upon Termination or Change in Control” on pages 41 to 45 of this Proxy Statement.

The Change in Control Agreements are an important part of the overall compensation of the named executive officers. These agreements will help secure the continued employment and dedication of the named executive officers to serving the interests of stockholders, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. In addition, the Compensation Committee believes that these agreements are important to recruitment and retention, as all or nearly all of the Company’s competitors have similar agreements in place for their senior employees.

Pension Plan. The Company maintains a non-contributory defined benefit pension plan which is qualified under the Internal Revenue Code and which historically covered substantially all domestic employees, including the named executive officers. In 2005, the Company froze the accumulation of all future benefits under the pension plan.

401(k) Savings and Thrift Plan and Supplemental Savings and Thrift Plan. Under the 401(k) Savings and Thrift Plan (the “401(k) Plan”), a tax qualified retirement savings plan, participating employees, including the named executive officers, may contribute up to 75% of their earnings on a before-tax basis into their 401(k) Plan accounts, subject to limitations imposed by the IRS. Under the 401(k) Plan, the Company matches an amount equal to one dollar for every dollar an employee contributes on the first five percent of his or her regular earnings. Amounts held in the 401(k) Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the IRS regulations.

The Company also has a Supplemental Savings and Thrift Plan (the “Supplemental Plan”), which allows certain highly compensated employees, including the named executive officers, to defer additional amounts on a before-tax basis. For a description of the Supplemental Plan see page 40 under the heading “2008 Nonqualified Deferred Compensation.”

The Company maintains the 401(k) Plan and the Supplemental Plan for employees, including the named executive officers, because the Company wishes to encourage employees to save for retirement, and these plans offer a tax-efficient means of doing so. The level at which the Company matches employee contributions is designed to aid employees in planning for retirement and to encourage employee participation in the plans. The Company also provides the Supplemental Plan because it believes that highly compensated employees should be able to save more than the limits set by the IRS.

Tax Considerations

The Internal Revenue Code limits the deductibility for Federal income tax purposes of certain compensation payable to certain highly-compensated employees of publicly held corporations. Some types of compensation are excluded from the limitations. The Company generally attempts to preserve the Federal income tax deductibility of compensation paid when doing so would be appropriate and in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation when it deems appropriate.

Stock Ownership Guidelines

The Company encourages stock ownership by its executive officers to align their interests with the interests of its stockholders. In January 2007, the Nominating/Governance Committee adopted executive stock ownership guidelines providing that (i) the CEO should own equity of the Company having a value not less than five times his base salary, (ii) Senior Executive Officers (including the named executive officers) should own equity having a value not less than three times their base salary and (iii) the other executive officers should own equity having a value not less than two times their base salary. Under these guidelines, the officers must own the required number of shares within five years of the later of the date of hire, the date the officer was promoted to the applicable position or the date of adoption of the guidelines. All shares owned directly or indirectly by officers and directors and all shares in an officer’s deferred equity participation plan account are included in determining the number of shares owned for the purposes of meeting these share ownership guidelines.

EXECUTIVE COMPENSATION TABLES

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
J. Patrick Gallagher, Jr.	2008	1,000,000	467,221	246,812	500,000	32,500	527,171	2,773,704
Chairman, President and Chief	2007	1,000,000	357,519	309,343	750,000	—	545,690	2,962,552
Executive Officer	2006	925,000	856,849	337,349	1,000,000	63,700	127,200	3,310,098

Douglas K. Howell	2008	525,000	192,743	153,614	400,000	1,700	364,480	1,637,537
Corporate Vice President and Chief	2007	525,000	228,595	118,768	425,000	3,300	361,678	1,662,341
Financial Officer	2006	425,000	306,401	103,694	425,000	800	51,800	1,312,695

James W. Durkin, Jr.	2008	550,000	268,523	106,782	550,000	34,200	382,376	1,891,881
Corporate Vice President	2007	550,000	225,102	110,003	550,000	3,170	379,635	1,817,910
President, Employee Benefit Consulting and Brokerage	2006	450,000	599,079	105,963	450,000	64,500	65,800	1,735,342

James S. Gault	2008	700,000	253,281	125,467	350,000	30,500	353,143	1,812,391
Corporate Vice President	2007	700,000	180,589	126,871	500,000	3,560	364,481	1,875,501
President, Property/Casualty Brokerage	2006	550,000	267,168	121,716	500,000	55,500	61,300	1,555,684

Richard J. McKenna.	2008	500,000	408,404	114,980	—	36,900	345,051	1,405,335
Corporate Vice President	2007	400,000	343.996	119,219	200,000	10,750	180,402	1,254,367
President, Risk Management Services	2006	400,000	312,839	115,820	—	63,500	439,100	931,259

(1)	This column includes the dollar amount recognized for financial statement reporting purposes for stock awards granted in and prior to 2008. The amounts reported in this column have been calculated in accordance with SFAS 123R. In accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to stock grants, refer to Notes 12 and 13 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions with respects to grants made prior to 2006, refer to the notes on Deferred Compensation and Restricted Stock Awards for the Company financial statements in the Form 10-K for the respective year-end. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.
(2)	For 2008, this column includes the dollar amount recognized for financial statement reporting purposes for the Performance Unit Program awards granted in 2007. The amounts reported in this column for the Performance Program have been calculated in accordance with SFAS 123R. In accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. The Performance Program amounts have been included in this column because the eligible amount to be paid, subject to certain minimums and maximums, fluctuate depending on the stock price performance of the Company’s stock as traded on the NYSE. For a discussion of the Performance Unit Program, see the Narrative to Summary Compensation Table and Plan-Based Awards Table on pages 35 to 36.
(3)

This column represents the dollar amount recognized for financial statement reporting purposes for stock option awards granted in and prior to 2008. The amounts reported in this column have been calculated in accordance with SFAS 123R. In accordance with rules of the SEC, any estimate for forfeiture is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to option grants, refer to Note 11 to the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. For information on the valuation assumptions with respects to grants made prior to 2006, refer to the note on Stock Option Plans for the Company financial statements in the Form 10-K for the respective year-end. For each of 2006, 2007 and 2008, the amounts reflect options granted in such year as well as in prior years. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officer.

(4)	This column represents annual incentive compensation awarded under the SMIP related to services rendered in 2006, 2007 and 2008. Fifty percent of the 2006 incentive awards were paid in cash in March 2007. The balances of the 2006 annual incentive awards are payable one-half in April of 2008 and one-half in April of 2009 provided the named executive officer is still employed at the Company. Sixty-seven percent of the 2007 incentive awards were paid in cash in March 2008 for all of the named executive officers except Mr. McKenna. The balances of the 2007 annual incentive awards are payable in April of 2009 provided the named executive officer is still employed at the Company. Mr. McKenna’s 2007 annual incentive award was paid fully in cash in March of 2008. The 2008 annual incentive awards were paid fully in cash in March of 2009.
(5)	The amounts shown in this column represent the aggregate change in actuarial present value of each named executive officer’s benefits under the Company’s Pension Plan. Mr. Gallagher’s present value of the benefits under the Pension Plan decreased by $1,050 in 2007.
(6)	Amounts in this column for 2008 include the value of perquisites paid to named executive officers as follows:

Named Executive Officer	Corporate Automobile Usage	Club Memberships Not Exclusively For Business Use
J. Patrick Gallagher, Jr	$6,505	$20,190
Douglas K. Howell	9,559	495
James W. Durkin, Jr.	9,396	12,405
James S. Gault	5,411	5,417
Richard J. McKenna	6,289	—

The amounts in this table reflect the amounts paid to the named executive officer in reimbursement (i) under the Company’s automobile program and (ii) for club dues paid by the named executive officer.

(7)	For the 2008 amounts, includes amounts contributed by the Company under the 401(k) match feature of the Company’s Savings and Thrift Plan of $11,500, amounts contributed by the Company under the match feature of the Company’s Supplemental Savings and Thrift Plan (Mr. Gallagher—$84,074; Mr. Howell—$41,252; Mr. Durkin—$46,619; Mr. Gault—$25,000; and Mr. McKenna—$23,500) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher—$4,902; Mr. Howell—$1,674; Mr. Durkin—$2,456; Mr. Gault—$3,168; and Mr. McKenna—$3,762).
(8)	Includes amounts contributed in cash to the Deferred Equity Participation Plan. On March 5, 2008 the following amounts were awarded under Deferred Equity Participation Plan: Mr. Gallagher—$400,000; Mr. Howell—$300,000; Mr. Durkin—$300,000; Mr. Gault—$300,000 and Mr. McKenna—$300,000. Such amounts do not reflect the dollar amount recognized as expense for financial reporting purposes in 2008 and do not correspond to the actual value that will be recognized by the named executive officer. The grants are recognized as expenses ratably over the vesting period of the participants. In 2008, the amount recognized as expense for each of the participants is as follows: Mr. Gallagher—$114,200; Mr. Howell—$34,500; Mr. Durkin—$150,900; Mr. Gault—$85,600 and Mr. McKenna—$381,800.

2008 GRANTS OF PLAN BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Options Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
J. Patrick Gallagher, Jr.	3/5/08	—	—	—	—	—	—	4,209	—	—	100,006
	3/5/08	—	—	—	—	—	—	—	17,762	23.76	69,528
	3/5/08	—	—	—	400,000	800,000	1,200,000	—	—	—	N/A
	N/A	—	1,000,000	1,500,000	—	—	—	—	—	—	N/A

Douglas K. Howell	3/5/08	—	—	—	—	—	—	11,490	—	—	273,002
	3/5/08	—	—	—	—	—	—	—	6,061	23.76	23,725
	3/5/08	—	—	—	17,063	34,125	51,188	—	—	—	N/A
	N/A	—	525,000	787,500	—	—	—	—	—	—	N/A

James W. Durkin, Jr.	3/5/08	—	—	—	—	—	—	1,505	—	—	35,759
	3/5/08	—	—	—	—	—	—	—	6,350	23.76	24,856
	3/5/08	—	—	—	143,000	286,000	429,000	—	—	—	N/A
	N/A	—	550,000	825,000	—	—	—	—	—	—	N/A

James S. Gault	3/5/08	—	—	—	—	—	—	1,915	—	—	45,500
	3/5/08	—	—	—	—	—	—	—	8,082	23.76	31,636
	3/5/08	—	—	—	182,000	364,000	546,000	—	—	—	N/A
	N/A	—	700,000	1,050,000	—	—	—	—	—	—	N/A

Richard J. McKenna	3/5/08	—	—	—	—	—	—	1,263	—	—	30,009
	3/5/08	—	—	—	—	—	—	—	5,329	23.76	20,860
	3/5/08	—	—	—	120,000	240,000	360,000	—	—	—	N/A
	N/A	—	500,000	750,000	—	—	—	—	—	—	N/A

(1)	The amounts represent the range of possible annual cash incentive award the named executive officer was eligible to receive in March 2009, or later, related to 2008 performance under the SMIP. The amounts were subject to performance criteria and are subject to the Compensation Committee’s downward discretion. The amounts actually awarded to each named executive officer are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table and are more fully discussed in footnote (4) thereto.
(2)	The amounts represent the range of possible award the named executive officer would have been eligible to receive on January 1, 2011 related to performance under the Performance Program as of the date of grant, March 5, 2008. Since performance targets were not achieved in 2008, no units were actually awarded under the Performance Program for 2008.
(3)	This column includes restricted stock units granted to the named executive officers on March 5, 2008, vesting on March 5, 2012. The closing stock price of the Company’s common stock on March 5, 2008 was $23.76 per share.
(4)	This column includes options granted to the named executive officers on March 5, 2008 with an exercise price of price of $23.76 per share and vesting 20% each year on March 5th starting March 5, 2009.

Narrative to Summary Compensation Table and Plan-Based Award Table

Employment Agreements

None of the named executive officers has an employment agreement.

Each of the named executive officers has entered into a Change in Control Agreement. Please see Potential Payments upon Termination or Change in Control beginning on page 41 of this Proxy Statement for a description of these agreements.

Deferred Equity Participation Plan

On February 22, 2008, the Compensation Committee awarded amounts to each named executive officer under the DEPP. The DEPP is maintained as part of the Restricted Stock Plan and is intended to encourage executive officers and key employees to remain with the Company until their normal retirement. Under the DEPP, the Company contributes either shares of common stock or cash to a “rabbi trust” in an amount approved by the Compensation Committee in the name of the plan participant, but subject to the claims of the Company’s creditors. Factors used to make the award determinations include business unit performance, business unit earnings growth, individual performance and retention needs. Dividends earned on the shares in the rabbi trust are used to acquire additional shares of common stock. Distributions under the plan normally may not be made until the participant reaches age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. Distributions are made in the form of common stock, to the extent shares were contributed to the trust or in cash, to the extent cash was contributed. In 2007 and 2008 the cash contributed to the rabbi trust was invested in an Alliance Bernstein Fund.

Performance Unit Program

Under the Performance Program, which is administered under the stockholder approved SMIP, the Compensation Committee designates an award opportunity for each named executive officer expressed as a dollar value (the “Award Opportunity”). The Award Opportunity is converted into performance units using the stock price of the Company on the date of designation. In 2008, the date of designation was March 5, 2008. For example, if $50,000 is the Award Opportunity and the stock price on the date of designation is $25, the converted Award Opportunity is 2,000 units. At the beginning of the grant year the Compensation Committee established a performance metric and performance period to be used to determine the amount of the Award Opportunity earned by each named executive officer. In 2008, the performance metric was growth in adjusted earnings before interest, taxes and amortization for the Company (“Adjusted EBITA Growth”) and the performance period was 2008. The amount of the Award Opportunity earned is determined at the end of the performance period based on actual Adjusted EBITA Growth for the performance period. The number of performance units earned by each named executive officer in 2008 was determined on the following table:

Adjusted EBITA Growth in 2008	Percentage of Opportunity Granted
15% or greater	100% (the “Target”)
7.5% to 15%	Amount interpolated between Target and Threshold on straight line basis
7.5%	50% (the “Threshold”)
Less than 7.5%	0%

For 2008, the Company had Adjusted EBITA Growth of -5.6%. Therefore each recipient of an Award Opportunity had a Percentage of Opportunity of 0%. Once the portion of the award opportunity earned is determined, the units cliff vest on the first day of the third year after the performance period (the “Vesting Date”). Thus, for the 2008 grant, had any performance units been earned, they would have vested on January 1, 2011. On the Vesting Date the amount of the payout (“Payout Amount”) is determined by multiplying the number of performance units earned by the last calendar year trailing twelve month average stock price of the Company as reported by the New York Stock Exchange. The Payout Amount is limited in that it may not exceed 150% of the Award Opportunity earned and, if a portion of the Award Opportunity is earned, may not be less than 50% of the Award Opportunity earned. The Payout Amount is paid out in cash as soon as practical after the Vesting Date.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
J. Patrick Gallagher, Jr.	6/21/2000	21,000	6,000	18.50	6/21/10	—	—
	7/20/2001	17,500	7,500	26.50	7/20/11	—	—
	7/22/2002	15,000	10,000	22.70	7/22/12	—	—
	7/17/2003	25,000	25,000	24.90	7/17/13	—	—
	4/1/2004	6,012	9,012	33.28	4/1/14	—	—
	7/22/2004	20,000	30,000	29.42	7/22/14	—	—
	5/17/2005	5,535	12,915	27.10	5/17/15	—	—
	7/21/2005	15,000	35,000	27.25	7/21/15	—	—
	5/16/2006	5,180	20,717	27.03	5/16/16	—	—
	5/15/2007	3,334	13,333	28.65	5/15/17	—	—
	3/5/2008	—	17,762	23.76	3/5/18	—	—
		—	—	—	—	120,806	3,130,083

Douglas K. Howell	3/3/2003	37,500	37,500	24.58	3/3/13	—	—
	4/1/2004	1,504	2,252	33.28	4/1/14	—	—
	7/22/2004	14,000	21,000	29.42	7/22/14	—	—
	7/21/2005	10,500	24,500	27.25	7/21/15	—	—
	5/16/2006	518	2,072	27.03	5/16/16	—	—
	5/15/2007	2,275	9,100	28.65	5/15/17	—	—
	10/18/2007	5,000	45,000	27.94	10/18/17	—	—
	3/5/2008	—	6,061	23.76	3/5/18	—	—
		—	—	—	—	42,815	1,109,337

James W. Durkin, Jr.	6/21/2000	24,000	6,000	18.50	6/21/10	—	—
	7/20/2001	14,000	6,000	26.50	7/20/11	—	—
	7/22/2002	12,000	8,000	22.70	7/22/12	—	—
	7/17/2003	10,000	10,000	24.90	7/17/13	—	—
	7/22/2004	12,000	18,000	29.42	7/22/14	—	—
	7/21/2005	9,000	21,000	27.25	7/21/15	—	—
	5/15/2007	1,192	4,766	28.65	5/15/17	—	—
	3/5/2008	—	6,350	23.76	3/5/18	—	—
		—	—	—	—	62,313	1,614,530

James S. Gault	6/21/2000	16,000	4,000	18.50	6/21/10	—	—
	7/20/2001	14,000	6,000	26.50	7/20/11	—	—
	7/22/2002	15,000	10,000	22.70	7/22/12	—	—
	7/17/2003	17,500	17,500	24.90	7/17/13	—	—
	7/22/2004	14,000	21,000	29.42	7/22/14	—	—
	7/21/2005	10,500	24,500	27.25	7/21/15	—	—
	5/15/2007	1,517	6,066	28.65	5/15/17	—	—
	3/5/2008	—	8,082	23.76	3/5/18	—	—
		—	—	—	—	71,676	1,857,125

Richard J. McKenna	6/21/2000	24,000	6,000	18.50	6/21/10	—	—
	7/20/2001	14,000	6,000	26.50	7/20/11	—	—
	7/22/2002	12,000	8,000	22.70	7/22/12	—	—
	7/17/2003	15,000	15,000	24.90	7/17/13	—	—
	4/1/2004	1,504	2,252	33.28	4/1/14	—	—
	7/22/2004	12,000	18,000	29.42	7/22/14	—	—
	7/21/2005	9,000	21,000	27.25	7/21/15	—	—
	5/15/2007	1,000	4,000	28.65	5/15/17	—	—
	3/5/2008	—	5,329	23.76	3/5/18	—	—
		—	—	—	—	72,194	1,870,547

(1)	Stock options vest in accordance with the following vesting schedule:

Grant Dates	One-tenth vest each:
6/21/2000	January 1st of each year starting January 1, 2001 with the last vesting date on January 1, 2010
7/20/2001	January 1st of each year starting January 1, 2002 with the last vesting date on January 1, 2011
7/22/2002	January 1st of each year starting January 1, 2003 with the last vesting date on January 1, 2012
3/3/2003	January 1st of each year starting January 1, 2004 with the last vesting date on January 1, 2013
7/17/2003	January 1st of each year starting January 1, 2004 with the last vesting date on January 1, 2013
4/1/2004	January 1st of each year starting January 1, 2005 with the last vesting date on January 1, 2014
7/22/2004	January 1st of each year starting January 1, 2005 with the last vesting date on January 1, 2014
5/17/2005	January 1st of each year starting January 1, 2006 with the last vesting date on January 1, 2015
7/21/2005	January 1st of each year starting January 1, 2006 with the last vesting date on January 1, 2015
5/16/2006	January 1st of each year starting January 1, 2007 with the last vesting date on January 1, 2016
10/18/2007	January 1st of each year starting January 1, 2008 with the last vesting date on January 1, 2017

Grant Dates	One-Fifth vest on each of:
5/15/2007	May 15, 2008, May 15, 2009, May 15, 2010, May 15, 2011 and May 15, 2012
3/5/2008	March 5, 2009, March 5, 2010, March 5, 2011, March 5, 2012 and March 5, 2013

(2)	The following table provides information with respect to the vesting of each named executive officer’s unvested restricted stock units and unvested Performance Program Units as of December 31, 2008:

Vesting Dates	Type of award	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McKenna
01/12/2009	Deferred Equity Participation Plan*	—	—	—	—	65,612
01/01/2010	Performance Unit Program**	14,241	3,037	5,091	6,480	4,272
05/05/2011	Deferred Equity Participation Plan*	—	—	54,469	—	—
05/15/2011	Restricted Stock Units***	3,490	3,573	1,248	1,588	1,047
03/05/2012	Restricted Stock Units***	4,209	11,490	1,505	1,915	1,263
02/06/2014	Deferred Equity Participation Plan*	—	—	—	61,693	—
02/18/2014	Deferred Equity Participation Plan*	98,866	—	—	—	—
08/19/2023	Deferred Equity Participation Plan*	—	24,715	—	—	—

*	Shares held in the Deferred Equity Participation Plan for the benefit of the named executive officer. For a description of the mechanics of the DEPP see page 35 under the “Narrative to Summary Compensation Table and Plan-Based Award Table”.

**	Number of performance units held by the named executive officer from grant in 2007. For a description of the mechanics of the Performance Unit Program see page 35 under the “Narrative to Summary Compensation Table and Plan-Based Award Table”.

***	Restricted stock units granted in 2007 and 2008. Each grant had a vesting date four years from the date of grant.

(3)	Amounts in these columns are based on a closing stock price of $25.91 for the Company’s common stock on December 31, 2008.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Patrick Gallagher, Jr.	12,000	205,873	5,170	141,088
Douglas K. Howell	—	—	4,883	131,791
James W. Durkin, Jr.	40,000	673,140	4,596	124,045
James S. Gault	4,000	57,254	—	—
Richard J. McKenna	20,000	307,026	—	—

(1)	Amounts received upon vesting were deferred into the Gallagher Supplemental Savings & Thrift Plan (described in more detail on page 40 of this Proxy Statement) as follows:

Mr. Howell—$131,791

2008 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
J. Patrick Gallagher, Jr.	Arthur J. Gallagher & Co.	25	337,900
	Employees’ Pension Plan

Douglas K. Howell	Arthur J. Gallagher & Co.	1	9,000
	Employees’ Pension Plan

James W. Durkin, Jr.	Arthur J. Gallagher & Co.	25	379,500
	Employees’ Pension Plan

James S. Gault	Arthur J. Gallagher & Co.	25	318,400
	Employees’ Pension Plan

Richard J. McKenna	Arthur J. Gallagher & Co.	25	427,100
	Employees’ Pension Plan

The Company maintains the Arthur J. Gallagher & Co. Employees’ Pension Plan (the “Pension Plan”) which is qualified under the Internal Revenue Code and which historically has covered substantially all domestic employees. In the second quarter of 2005, the Company amended the Pension Plan to freeze the accrual of future benefits for all domestic employees effective July 1, 2005. Benefits under the Pension Plan are based upon the employee’s highest average annual earnings for a five calendar-year period with the Company and are payable after retirement in the form of an annuity or a lump sum. The amount of annual earnings that may be considered in calculating the benefits under the Pension Plan is limited. By law, the maximum amount of annual earnings allowable that may be considered in 2005, the last year that benefits could be accrued, was $210,000.

Benefits under the Pension Plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service, and commencing upon the participant’s retirement on or after age 65. The maximum benefit under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations. Participants also may elect to commence their pensions anytime on or after attaining age 55 if they retire prior to age 65, with an actuarial reduction to reflect the earlier commencement date. Except for Mr. Howell, all of the named executive officers are eligible to take the early retirement option highlighted in the previous sentence. For additional information on the valuation assumptions with respect to pensions, refer to Note 15 of the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
J. Patrick Gallagher, Jr.	100,000	86,000	(799,186)	—	3,276,542
Douglas K. Howell	204,995	39,737	79,154	—	1,009,999
James W. Durkin, Jr.	55,000	40,781	(103,588)	—	502,373
James S. Gault	25,000	25,000	(301,505)	—	1,207,698
Richard J. McKenna	27,500	8,750	(281,937)	—	484,021

(1)	Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for 2008.
(2)	Amounts in this column are not included in the Summary Compensation Table.
(3)	Amounts in this column exclude contributions to the Supplemental Saving and Thrift Plan made in 2009 but relating to 2008 that are reported as compensation to such named executive officer in the Summary Compensation Table in the following amounts: Mr. Gallagher—$84,074; Mr. Howell—$41,252; Mr. Durkin—$46,619; Mr. Gault—$25,000; and Mr. McKenna—$23,500.

All amounts in this table pertain to the Supplemental Plan, which allows certain highly compensated employees to defer amounts on a before-tax basis. Under the Supplemental Plan, employees who have compensation greater than $220,000 may elect to contribute up to 90% of their salary and 100% of their bonus (including bonuses granted as restricted stock unit awards) to the Supplemental Plan. In addition, the Company matches any contribution on a dollar for dollar basis up to the lesser of (i) the amount contributed or (ii) five percent of the employee’s regular earnings minus the maximum contribution that the Company could have matched under the 401(k) Plan. Amounts held in the Supplemental Plan accounts are payable as of the employee’s termination of employment, or such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in IRS regulations. Participants in the Supplemental Plan may elect the investment funds used to measure the earnings credited to their plan accounts, and may change such elections on any regular business day. Participants who elect to defer restricted stock units under the Supplemental Plan instead may elect that the deferral continue to be measured by the value of Company common stock. The following table shows the rate of return on the various investment funds that named executive officers could have invested in during 2008 as reported by the Supplemental Plan administrator:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Money Market (Citi)	3.19%	Mid-Cap Growth (Morgan Stanley)	-47.37%
Core Bond (Baird)	-2.07%	Small Blend (Huntington Situs)	-39.44%
Total Return Bond (PIMCO)	4.56%	Small Growth (MassMutual)	-39.78%
Large Value (Black Rock)	-32.79%	Foreign Large Value (JP Morgan)	-43.68%
Large Blend (MassMutual)	-37.31%	Foreign Large Growth (AIM)	-40.75%
Large Growth (Janus)	-43.88%	Diversified Emerging Markets (Pioneer)	-59.03%
Large Growth (MassMutual)	-42.45%	Arthur J. Gallagher & Co. common stock	11.38%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company has entered into an agreement with each named executive officer that provides for payments in connection with a change in control and such officer’s subsequent termination (a “Change in Control Agreement”). A description of the terms of the Change in Control Agreements follows.

Change in Control Agreements

The Change in Control Agreements provide that the executive is entitled to benefits if there is a “Termination” of the executive within 24 months after a “Change in Control”. A “Change in Control” occurs (i) if a person or group is or becomes the beneficial owner, directly or indirectly, of securities holding 50% or more of the voting power to elect directors, (ii) if there is a change in the composition of the Board of Directors such that within a period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors and any new Directors elected or nominated by at least two-thirds of the Directors who were either Directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board of Directors, or (iii) the stockholders of the Company approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i) or (ii) above.

A “Termination” means either (i) a termination by the Company of the employment of the executive for any reason other than death, physical or mental incapacity or “cause” within 24 months after a Change in Control or (ii) resignation of the executive within 24 months after a Change in Control upon the occurrence of (1) a material change in the nature or scope of the executive’s authorities, powers, functions or duties, (2) a reduction in the executive’s total compensation, (3) any relocation of the executive’s principal place of employment more than 35 miles from the executive’s location prior to the Change in Control, (4) a breach of the Change in Control Agreement by the Company or (5) a good faith determination by the executive that as a result of the Change in Control, the executive’s position is materially affected. “Cause” means the gross misconduct or willful and material breach of the Change in Control Agreement by the executive.

Payment Obligations Under Change in Control Agreements

If a Change in Control occurred and a named executive officer was Terminated, the named executive officer would be entitled to receive a lump sum severance payment equal to salary and annual incentive compensation payments for a 24-month period on the basis of a salary rate which is not less then the executive’s annual salary prior to the termination, or if greater, the salary at the time of the Change in Control and the annual incentive payment prior to termination or, if greater, the annual incentive payment prior to the

Change in Control. Additionally, all stock options owned by the named executive officer would vest and become immediately exercisable. The severance payment would be made in a lump sum not more than seven days after the date of termination.

The Change in Control Agreements also provide that the named executive officer would be eligible to receive a “gross-up” payment to the extent that the named executive officer incurs excise taxes under Section 4999 of the Internal Revenue Code, which relates to so-called “excess parachute payments”.

The Change in Control Agreements also provide that the executive shall continue to participate in welfare benefit plans, including medical, dental, life and disability insurance at the expense of the executive for the shorter of a two-year period or until the executive becomes covered by a plan provided by someone other than the Company and which provides coverage or benefits equal to or greater than the plan provided by the Company. The named executive officer is also entitled to any unpaid salary and a lump sum cash payment for accumulated but unused vacation. The Change in Control Agreements do not contain non-compete, non-solicitation or non-disparagement covenants.

Payment Obligations if Terminated

The following tables show potential incremental payments, benefits and equity award accelerations upon termination of our named executive officers or a change in control. The amounts are determined under existing agreements and plans for various termination scenarios. The amounts assume that the terminations or change in control were effective as of December 31, 2008 and use the closing price of the Company’s common stock on that date of $25.91 per share. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. All amounts are estimates of the amounts that would be paid to the named executive officers upon their termination or as a result of a change in control. Because the compensation impact upon termination or change in control depends on several factors, the actual impact can only be determined at the time of the event.

The named executive officers would also be eligible to exercise their vested non-forfeited equity-based awards and receive their accrued compensation, retirement and other benefits and deferred compensation. The amounts in the below tables do not include the amount of pension or deferred compensation since these amounts are reflected in the 2008 Pension Benefits Table and 2008 Nonqualified Deferred Compensation Table, respectively located elsewhere in this proxy statement.

The named executive officers are eligible to receive payments under the Company’s Severance Plan in the event of his involuntary termination without cause absent a Change in Control. For each named executive officer, other than Mr. Howell, the severance benefit would be equal to two weeks pay for each year of service capped at a maximum of 52 weeks. For Mr. Howell, since he has been at the Company for more than five but less than ten years, his severance benefit would be equal to one and one-half weeks of pay per year of service.

The named executive officers are eligible to exercise their stock options upon termination of employment. If they are terminated with cause they are eligible to exercise all options that are vested at the time of termination. If they voluntarily resign or are terminated without cause and such named executive officer is under the age of 55, the named executive officer may exercise all options that have vested at the time of termination. If a named executive officer is 55 years of age or older, upon a voluntary resignation or termination without cause, (1) such officer immediately vests in all outstanding nonqualified stock options that were granted in 2006 or earlier and may exercise or retain such options through their original expiration date and (2) such officer may exercise or retain through their original expiration date all nonqualified stock options granted after 2007 that have vested as of the date of termination. If a named executive officer is terminated due to death or disability all options vest and they remain outstanding through their original expiration date. In the event of a termination upon a Change in Control, all options vest immediately and may be exercised.

All of the named executive officers currently have outstanding restricted stock unit awards. To vest in these awards the named executive officer must either be employed by the Company when the units vest or be terminated for a reason other than cause. Accordingly, if a named executive officer resigns or is terminated for cause, they forfeit the restricted stock units. If they are terminated without cause they would retain the right to receive shares. If there is a Change in Control the awards would immediately vest. If the named executive officer is terminated because of death or disability the awards immediately vest.

All of the named executive officers have outstanding Performance Unit Program units. To receive the cash payments due pursuant to the units, the named executive officer must be employed by the Company at the time of vesting provided, however, that if a Change in Control occurs the units immediately vest and are payable. Accordingly the only termination scenario under which a payment would be due is if a Change in Control took place.

All of the named executive officers are participants under the Company’s Deferred Equity Participation Plan. Amounts in this plan vest on the earliest to occur of (1) the date the participant turns 62, (2) death, (3) termination of employment because of disability, (4) termination in a manner that grants the person severance pay under the Severance Plan and (5) a Change in Control. Accordingly payments would be due under all of the termination scenarios other than a voluntary resignation or a termination for cause.

The tables generally do not reflect amounts with respect to plans or arrangements that are available generally to all employees.

J Patrick Gallagher, Jr.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay	—	—	$1,000,000	—	$3,500,000
Stock Options	$330,820	$229,010	$330,820	$369,008	$369,008
Restricted Stock	—	—	$212,582	$212,582	$212,582
Performance Unit Program	—	—	—	—	$368,984
Deferred Equity Participation Plan	—	—	$3,110,112	$3,110,112	$3,110,112
Life Insurance Benefits (1)	—	—	—	—	$9,263
Excise Tax & Gross up	—	—	—	—	$2,620,233

(1)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gallagher under the Company’s group life plan.

Douglas K. Howell

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay	—	—	$75,722	—	$1,900,000
Stock Options	$49,975	—	$49,875	$112,781	$112,781
Restricted Stock	—	—	$412,886	$412,886	$412,886
Performance Unit Program	—	—	—	—	$78,689
Deferred Equity Participation Plan	—	—	$1,008,742	$1,008,742	$1,008,742
Life Insurance Benefits (1)	—	—	—	—	$3,163
Excise Tax & Gross up	—	—	—	—	$1,259,611

(1)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Howell under the Company’s group life plan.

James W. Durkin, Jr.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay	—	—	$550,000	—	$2,200,000
Stock Options	$306,700	$226,460	$306,700	$320,353	$320,353
Restricted Stock	—	—	$76,015	$76,015	$76,015
Performance Unit Program	—	—	—	—	$131,908
Deferred Equity Participation Plan	—	—	$1,816,356	$1,816,356	$1,816,356
Life Insurance Benefits (1)	—	—	—	—	$4,641
Excise Tax & Gross up	—	—	—	—	—

(1)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Durkin under the Company’s group life plan.

James S. Gault

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay	—	—	$700,000	—	$2,400,000
Stock Options	$263,800	$184,385	$263,800	$281,176	$281,176
Restricted Stock	—	—	$96,723	$96,723	$96,723
Performance Unit Program	—	—	—	—	$167,897
Deferred Equity Participation Plan	—	—	$2,005,834	$2,005,834	$2,005,834
Life Insurance Benefits (1)	—	—	—	—	$5,986
Excise Tax & Gross up	—	—	—	—	$1,681,259

(1)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. Gault under the Company’s group life plan.

Richard J. McKenna

Executive Benefits and Payments Upon Separation	Voluntary Termination	Termination with Cause	Termination Without Cause	Death or Disability	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay	—	—	$500,000	—	$1,400,000
Stock Options	$316,800	$231,510	$316,800	$328,257	$328,257
Restricted Stock	—	—	$63,783	$63,783	$63,783
Performance Unit Program	—	—	—	—	$110,688
Deferred Equity Participation Plan	—	—	$2,025,670	$2,025,670	$2,025,670
Life Insurance Benefits (1)	—	—	—	—	$7,109
Excise Tax & Gross up	—	—	—	—	—

(1)	Represents the lump sum present value of all future premiums which will be paid on behalf of Mr. McKenna under the Company’s group life plan.

2008 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
William L. Bax	48,000	104,360	5,375	157,735

T. Kimball Brooker	46,000	104,360	9,278	159,638

Gary P. Coughlan (5)	14,000	—	8,718	22,718

Ilene S. Gordon	41,000	104,360	11,278	156,638

Elbert O. Hand	36,500	104,360	11,278	152,138

David S. Johnson	37,000	104,360	9,278	150,638

Kay W. McCurdy	29,500	104,360	11,278	145,138

Norman L Rosenthal	39,500	104,360	3,560	147,420

James R. Wimmer	45,000	104,360	9,278	158,638

Total	336,500	834,880	79,318	1,250,698

(1)	Consists of the amounts described below under “Cash Compensation”. With respect to directors Brooker, Bax, Coughlan, Gordon and Wimmer, amounts shown include $5,000, $7,500, $2,500, $5,000 and $5,000, respectively, for services as committee chairperson.
(2)	This column represents the dollar amount recognized for financial statement purposes with respect to 2008 for restricted stock units granted in 2008 in accordance with SFAS 123R, except that in accordance with rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to restricted stock grants, refer to Note 13 of the Company’s consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC. On May 13, 2008, each of the listed directors (other than Mr. Coughlan) received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 13, 2009, 33% on May 13, 2010 and 33% on May 13, 2011. The grant date fair value for each director’s 2008 restricted stock grant is equal to the amount shown in this column. The number of restricted stock awards outstanding as of December 31, 2008 related to restricted stock awards for each of the listed directors was: Mr. Bax—6,640 shares; Mr. Brooker—7,960 shares; Mr. Coughlan—3,960 shares; Ms. Gordon—7,960 shares; Mr. Hand—7,960 shares; Mr. Johnson—7,960 shares; Ms. McCurdy—7,960 shares; Mr. Rosenthal—4,000 shares; and Mr. Wimmer—7,960 shares.
(3)	Includes dividends paid on shares outstanding as of December 31, 2008 related to unvested restricted stock awards for each director and matching contributions made to charitable organizations on behalf of the director via the Gallagher Foundation. Matching contributions of $2,000 were made for each of directors Gordon, Hand and McCurdy and a matching contribution of $1,000 was made for Mr. Rosenthal.
(4)	The number of option awards outstanding as of December 31, 2008 for each director listed above were as follows: Mr. Brooker—149,000; Mr. Coughlan—126,500; Ms. Gordon—163,920; Mr. Hand—76,500; Mr. Johnson—50,000; Ms. McCurdy—14,499; and Mr. Wimmer—166,304.
(5)	Mr. Coughlan chose not to stand for reelection as a director at the 2008 Annual Meeting and thus he ceased to be a member of the Board of Directors as of May 13, 2008.

Cash Compensation

Annual Retainer. Each non-employee director receives an annual retainer of $30,000 per year.

Attendance Fees. Non-employee directors receive a fee of $1,000 for each Board or committee meeting attended. If a director attends multiple meetings on the same day, only one attendance fee is paid.

Chairmanship. The Chairman of each Committee of the Board (other than the Executive Committee) receives an annual fee. Accordingly, Mr. Coughlan received a chairman fee of $2,500 for the Audit Committee (for which he served as Chairman through the first quarter of 2008) and Mr. Bax received a chairman fee of $7,500 for the Audit Committee. The annual Chairman fee for the Audit Committee is $10,000 and for 2008 the fee was prorated between Mr. Coughlan and Mr. Bax. Directors Brooker, Gordon and Wimmer received annual chairman fees of $5,000 for the Compensation, Nominating/Governance and Compliance Committees, respectively.

Equity-Based Compensation

Restricted Stock. The Company annually grants to the Directors an equity incentive award. In 2008 this incentive grant was made in restricted stock. Accordingly, on May 13, 2008 each non-employee director (other than Mr. Coughlan) received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 13, 2009, 33% on May 13, 2010 and 33% on May 13, 2011. If a director resigns or otherwise leaves the board, the outstanding restricted stock vests immediately.

Options. In 1989, the Company’s stockholders approved the adoption of the Company’s 1989 Non-Employee Directors’ Stock Option Plan, which has been subsequently amended (as amended, the “1989 Plan”). The 1989 Plan provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,925,000 shares of the Company’s Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Compensation Committee of the Board (“Discretionary Options”) and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer (“Retainer Options”). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares. Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price as may be fixed by the Compensation Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Compensation Committee at the time it makes the grant. No options were issued to directors in 2008.

Deferral Plan

Nonemployee Directors have the opportunity to defer the receipt of all or a portion of their annual retainer or restricted stock unit awards pursuant to the Arthur J. Gallagher & Co. Deferral Plan for Nonemployee Directors (the “Director Deferral Plan”). Any retainer deferred is converted into share units by dividing the retainer deferred by the fair market value of the Company’s stock on the date that the retainer otherwise would have been paid. Restricted stock units deferred upon vesting are converted into an equivalent number of share units. Upon the payment of dividends to Common Stockholders an amount equal to such per share dividend multiplied by the number of share units credited to each nonemployee director shall be added to such director’s deferral account and shall be deemed invested in additional share units. Amounts deferred pursuant to the Director Deferral Plan are generally distributed to the Director in the form of shares of Common Stock at a date specified by the Director.

Benefits

Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. In addition, each director was eligible in 2008 to participate in the Company’s matching charitable gift program, whereby a matching contribution of up to $2,000 is made to charitable organizations on behalf of an individual via the Gallagher Foundation.

Stock Ownership Guidelines

In 2004, the Nominating/Governance Committee adopted guidelines providing that directors should own stock in the Company having a value not less than three times the annual director retainer paid to non-employee directors (currently $30,000). This ownership guideline is being phased in over a five year period, so that directors have five years from January 2004, or the date they joined the Board, whichever is later, to meet the guideline. All of the directors currently meet this guideline.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	13,693,487	$26.20	2,287,440	(1)
Equity compensation plans not approved by security holders (2)(3)	—	—	2,461,339	(4)
Total	13,693,487		4,748,779

(1)	Includes the following:
•	327,097 shares available under the Company’s 1989 Non-Employee Directors’ Stock Option Plan.
•	1,960,343 shares available under the Company’s Employee Stock Purchase Plan.
(2)	The following plans have not been approved by the Company’s stockholders: the Deferred Equity Participation Plan and the Restricted Stock Plan.
(3)	The number of outstanding restricted stock units that vest after December 31, 2008 is 606,780.
(4)	Includes 2,461,339 shares available under the Restricted Stock Plan.

Set forth below is a brief description of the material features of each of the Company’s equity compensation plans that was adopted without the approval of the Company’s stockholders and that was in effect at December 31, 2008.

Deferred Equity Participation Plan

A description of the DEPP may be found under the “Narrative to Summary Compensation Table and Plan–Based Award Table” on page 35 of this Proxy Statement.

Restricted Stock Plan

All of the Company’s directors, officers and employees are eligible to receive awards under the Company’s Restricted Stock Plan adopted by the Board of Directors effective on June 1, 2003. The Restricted Stock Plan provides for the grant to certain directors, officers and employees of the Company of contingent rights to receive shares of Common Stock. Awards under the plan are granted at the discretion of the Compensation Committee. Each award granted under the plan represents the right of the holder of the award to receive shares of common stock of the Company, cash or a combination of shares and cash, upon and subject to the holder’s continued employment with the Company for a period of time after the date the award is granted. The Compensation Committee shall determine each recipient of an award under the plan, the number of shares of common stock subject to such an award and the period of continued employment required for the vesting of such award. 4,000,000 shares of common stock of the Company are authorized to be issued pursuant to the Restricted Stock Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and independent registered public accounting firm. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm and is responsible for the appointment, retention, termination and compensation of the independent auditor.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports its findings to the Board.

The Audit Committee carried out its duties and responsibilities, including the following specific actions:

•

Reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2008 and the Company’s internal control over financial reporting as of December 31, 2008;

•

Reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the standards of the Public Company Accounting Oversight Board (“PCAOB”), including those described in Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and adopted by the PCAOB in Rule 3200T; and

•

Obtained the written disclosures and letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning independence as required by the applicable requirements of the PCAOB, including the requirements under PCAOB Rule 3526, and discussed with the independent registered public accounting firm any relationship that may impact their objectivity and independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE

William L. Bax (Chair)

T. Kimball Brooker

Norman L. Rosenthal

James R. Wimmer

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

The Audit Committee has considered the qualifications of Ernst & Young LLP and has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. The Board wishes to obtain stockholders’ ratification of the Audit Committee’s action in such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the selection of Ernst &Young is not ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm for the following year in light of the vote result. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm so long after the beginning of the current year, it is contemplated that the appointment for the year 2009 will stand unless the Board finds other good reason for making a change.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2008 and 2007:

	2008	2007
Audit Fees	$1,942,000	$2,021,000
Audit-Related Fees	490,000	495,000
Tax Fees	1,300,000	967,000
All Other Fees	2,000	6,000

Totals	$3,734,000	$3,489,000

Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries and the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, and statutory audits required internationally. Audit-related fees principally include due diligence in connection with acquisitions, audits in connection with the Company’s employee benefit plans, issuance of service auditor reports (SAS 70) related to operations at one Company subsidiary and advisory work related to the Company’s compliance with foreign statutory requirements. Tax fees include tax compliance, tax advice and tax planning related to Federal, state and international tax matters. All other fees principally include fees for access to an online accounting and tax information database in 2008 and 2007.

All audit-related services, tax services and other services for fiscal years 2008 and 2007 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of the independent registered public accounting firm before such accountant is engaged by the Company to render audit or other services.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

Vote Required

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD AND AUDIT COMMITTEE RECOMMEND THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

PROPOSAL 3—APPROVAL OF THE ARTHUR J. GALLAGHER & CO.

2009 LONG-TERM INCENTIVE PLAN

The Board of Directors proposes that stockholders approve the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan (the “LTIP”). The LTIP is a new equity compensation plan that will consolidate all of the Company’s option and equity programs under a single plan compliant with Section 162(m) of the Internal Revenue Code. The LTIP was adopted by the Board of Directors to be effective upon and subject to approval by stockholders at the 2009 Annual Meeting. The Company currently does not have an option plan for its employees, since the Company’s 1988 Incentive Stock Option Plan and 1988 Nonqualified Stock Option Plan expired in 2008. If approved, the LTIP will replace the 1989 Non-Employee Directors’ Stock Option Plan, which has been previously approved by the Company’s stockholders. The LTIP will also replace the Company’s Restricted Stock Plan which has not been approved by the Company’s stockholders. The Board’s approval and recommendation of the LTIP follows a review and evaluation of the Company’s existing compensation plans and a comparison, with assistance from outside advisors, of certain of those plans with long-term incentive plans at many comparable companies. Based upon this review, the Board has concluded that the LTIP is the best vehicle for achieving the Company’s compensation objectives and is consistent with similar plans at a number of comparable companies. The Board of Directors firmly believes that a broad-based stock option program and an equity participation program is a necessary and powerful employee incentive and retention tool that benefits all of the Company’s stockholders.

Approval of the LTIP is intended to enable the Company to achieve many objectives, including:

1.	Consolidation of future grants of equity-based compensation awards in a single, stockholder-approved plan. All future equity-based employee and non-employee Director awards will be made under the LTIP rather than under the Company’s various existing equity-based plans. The LTIP will give the Company flexibility to grant the same types of awards as have historically been granted under existing plans, and at the same time will enable the Company to administer such awards in a more uniform fashion under a single stockholder-approved plan.

2.	The continued ability to offer stock-based incentive compensation to the Company’s key eligible employees and non-employee directors, while maintaining the Company’s long-term annual dilution at acceptable levels. Dilution is the net of annual stock options or equity awards granted, less shares subject to awards that are forfeited or expired, divided by the Company’s common shares outstanding at the beginning of the year.

3.	The ability to utilize a broader array of equity vehicles, including stock options, restricted stock or stock units, performance-based awards or stock appreciation rights, as deemed appropriate by the Compensation Committee and management. This flexibility, subject to stated grant limits, allows the Company to competitively attract, retain and motivate employees at all levels.

4.	Update, amend and revise the Company’s plans to make them compliant with tax laws relating to deferred compensation and governance best practices. The LTIP prohibits stock option repricing, as well as the use of discounted stock options. The shares authorized under the LTIP are less than the number of shares currently available under all of the plans that will be replaced if the LTIP is approved.

5.

The ability to increase the Company’s tax deduction for compensation paid to its executives. As described further below, the Company will benefit from Federal income tax deductions for certain performance-based awards granted under the LTIP that under certain circumstances would not be deductible under the Company’s existing plans. The LTIP is structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders. For purposes of Section 162(m) the material terms include: the employees eligible to receive compensation, a description of the business criteria on which the performance goals may be based, and the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards under the plan, each of these aspects is discussed below, and stockholder approval of the plan is intended to constitute approval of each of these aspects of the plan for purposes of the approval requirements of Section 162(m).

Further Discussion

The Company has a long history of linking employee compensation to the Company’s long- term stock performance. Under the proposed LTIP, all employees will be eligible for stock-based awards. The Company strongly believes that stock-based compensation should not be limited to senior management and that employees at all significant levels within the Company should have a stake in the future of the Company. Accordingly, the Company historically has granted stock awards and options to a broad spectrum of employees. For example over the last four years, an average of only 7% of all options grants were granted to the five most highly compensated executive officers. This percentage is less than most of the Company’s direct insurance brokerage competitors.

The Board believes that employee stock ownership is a significant contributing factor in achieving superior corporate performance. The Board recognizes, however, that in the past the Company’s broad-based stock option plan led to an increase in the Company’s average annual dilution and stock overhang, two numerics of interest to stockholders. The Board has been cognizant of the need to manage the dilution rate and has managed its equity granting practices over the past three years to meet the burn rate tests of Risk Metrics Group. The average annual burn rate for the past three years has been 1.54%. The current stock overhang is approximately 12.7%. As of March 1, 2009, substantially all options have exercise prices above the Company’s publicly traded stock price. Contributing to this overhang is the Company’s past practice of granting options for ten-year periods with ten-year vesting schedules. Prior to 2006 all options shared these characteristics. The Board intends to continue to be prudent in its equity granting practices to responsibly manage the average annual burn rate and the stock overhang.

The Board has evaluated the merits of other equity vehicles and continues to believe that stock options and restricted stock are the best method of directly linking the long-term interests of employees with those of stockholders, thereby maintaining the Company’s and its employees’ focus on improving long-term performance.

The Board strongly believes that the Company’s equity-based programs and emphasis on employee stock ownership have been integral to the Company’s success in the past and will be important to its ability to achieve consistently superior performance in the years ahead. Approval of the LTIP will allow the Company to attract and focus employees on long-term improved company performance and stockholder returns. Accordingly, approval of the LTIP is in the best interests of stockholders.

Description of the LTIP

The following is a description of the LTIP. This description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix A and incorporated herein by reference.

Plan Term. The LTIP term begins upon the date of approval by the stockholders of the Company and terminates on the date of the first annual meeting of stockholders to occur on or after the fifth anniversary of its effective date, unless terminated earlier by the Board of Directors.

Eligible Participants. All officers, employees and non-employee directors of the Company and its subsidiaries and persons expected to become officers, employees or non-employee directors of the Company and its subsidiaries are eligible to receive awards under the LTIP. The Compensation Committee shall determine the participants under the LTIP.

Shares Authorized. 3,000,000 shares of the Company’s Common Stock are available for awards granted under the LTIP, subject to adjustment for stock splits and other similar changes in capitalization. The number of available shares will be reduced by the aggregate number of shares that become subject to outstanding awards granted under the LTIP. To the extent that shares subject to an outstanding award granted under either the LTIP or any of the predecessor plans are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the settlement of such award in cash, then such shares will again be available under the LTIP. Shares that are subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, shares that are used to pay the exercise price of an option, delivered to or withheld by the Company to pay withholding taxes, and shares that are purchased on the open market with the proceeds of an option exercise may not again be made available for issuance.

Shares of the Company’s Common Stock available for issuance under the plan include authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

Award Types. Awards include non-qualified and incentive stock options, stock-settled stock appreciation rights, restricted stock, restricted stock units and performance units any or all of which may be made contingent upon the achievement of performance criteria. Subject to the following plan limits, the Compensation Committee has the discretionary authority to determine the size of an award.

Plan Limits. Subject to adjustment for stock splits and other changes in capitalization, (i) the maximum number of shares available under the LTIP for restricted stock, restricted stock unit awards and performance unit awards settled with stock (i.e., all awards other than stock options and stock appreciation rights) is 600,000; (ii) the maximum number of shares with respect to which options or stock appreciation rights or a combination thereof may be granted during any fiscal year to any person is 200,000; (iii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year to any person is 100,000; and (iv) the maximum amount that may be payable with respect to performance units granted during any fiscal year of the Company to any person is $1,500,000.

Administration. The Compensation Committee, which is made up entirely of independent directors, shall interpret, construe and administer the LTIP. The Compensation Committee’s interpretation, construction and administration of the LTIP and all of its determinations thereunder shall be final, conclusive and binding on all persons.

The Compensation Committee shall have the authority to determine the participants in the LTIP, the form, amount and timing of any awards, the performance goals, if any, and all other terms and conditions pertaining to any award. The Compensation Committee may, subject to Section 162(m) of the Internal Revenue Code, take any action such that (i) any outstanding options and stock appreciation rights become exercisable in part or in full; (ii) all or any portion of a restriction period on any restricted stock or restricted stock units shall lapse; (iii) all or a portion of any performance period applicable to any performance-based award shall lapse; and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the maximum level or any other level. The Compensation Committee may delegate some or all of its powers and authority to the President and Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except for awards granted to any officer whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code or who is subject to Section 16 of the Securities Exchange Act. Only the Compensation Committee may make decisions concerning the timing, pricing or amounts of an award to such officers. The Compensation Committee may grant awards to foreign nationals on terms and conditions different than those specified in the plan and adopt sub-plans to comply with foreign laws.

Stock Options and Stock Appreciation Rights. The LTIP provides for the grant of stock options and stock appreciation rights. Stock options may be either tax-qualified incentive stock options or non-qualified options. The Compensation Committee will determine the terms and conditions of the exercisability of each option and stock appreciation right.

The period for the exercise of a non-qualified stock option or stock appreciation right will be determined by the Compensation Committee provided that no option may be exercised later than seven years after its date of grant. The exercise price of a non-qualified stock option and the base price of a stock appreciation right will not be less than 100% of the fair market value of a share of Company Common Stock on the date of grant, provided that the base price of a stock appreciation right granted in tandem with an option will be the exercise price of the related option. A stock appreciation right entitles the holder to receive upon exercise (subject to withholding taxes) shares of Company Common Stock (which may be restricted stock) with a value equal to the difference between the fair market value of Company Common Stock on the exercise date and the base price of the stock appreciation right.

Each incentive stock option will be exercisable for no more than seven years after its date of grant, unless the optionee owns greater than ten percent of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of Company Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

Upon exercise, the option exercise price may be paid in cash, by the delivery of previously owned shares of Company Common Stock or through a cashless exercise arrangement. All of the terms relating to the exercise, cancellation or other disposition of an option or stock appreciation right upon a termination of employment, whether by reason of disability, retirement, death or any other reason, shall be determined by the Compensation Committee. Stock option and stock appreciation right awards under the plan will be non-transferable.

Non-Employee Director Options. In addition to any discretionary stock options granted under the LTIP, each non-employee director shall be eligible to receive all or part of his or her annual retainer in the form of stock options, in lieu of cash. An option granted in lieu of a cash retainer will have an exercise price per share equal to the fair market value of a share of Company Common Stock on the date the option is granted. The number of shares of Common Stock subject to each such option grant shall have a fair market value as of the date of the grant equal to a multiple of the forgone retainer. The multiple is determined by the Board of Directors from time to time based on the Black-Scholes model. The number of shares will be determined by multiplying the amount of the forgone cash retainer by the designated multiple, and then dividing that amount by the value of a share of Common Stock on the date of grant. Such options will become exercisable in equal installments over the four quarters succeeding the date of grant and will remain exercisable until the later of the date the director ceases to serve on the Board of Directors and the seventh anniversary of the date of grant.

Stock Awards. The LTIP provides for the grant of stock awards. The Compensation Committee may grant a stock award either as a restricted stock award or a restricted stock unit award and, in either case, the Compensation Committee may determine that such award shall be subject to the attainment of performance measures over an established performance period. Stock awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, in the case of a performance-based award, if applicable performance measures are not attained. All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a stock award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee. The Compensation Committee may grant unrestricted shares of Common Stock or units representing the right to receive shares of Common Stock to employees who have attained age 62.

The agreement awarding restricted stock units will specify whether such award may be settled in shares of Company Common Stock, cash or a combination thereof and whether the holder will be entitled to receive dividend equivalents, on a current or deferred basis, with respect to such award. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, except that distributions other than regular cash dividends will be held by the Company and will be subject to the same restrictions as the restricted stock.

Performance Unit Awards. The LTIP also provides for the grant of performance unit awards. Each performance unit is a right, contingent upon the attainment of performance measures within a specified performance period, to receive a specified cash amount or shares of Company Common Stock, which may be restricted stock, having a fair market value equal to such cash amount. Prior to the settlement of a performance unit award in shares of Company Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. Performance units will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the specified performance period. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Compensation Committee.

Performance Goals. Under the LTIP, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance goals. The performance goals applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Company Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The Compensation Committee may amend or adjust the performance goals in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

Deferrals. The Compensation Committee may provide for the deferred delivery of shares of Common Stock or payment of cash upon the exercise or settlement of any award (other than stock options and stock appreciation rights) and may approve deferral elections made by holders of awards, to the extent consistent with Section 409A of the Internal Revenue Code.

Amendment or Termination of the LTIP. The Board of Directors may amend or terminate the LTIP, as it deems advisable, subject to any requirement of stockholder approval required by law, rule or regulation, including Section 162(m) of the Internal Revenue Code, provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder and termination of the plan may not affect the terms or conditions of any award granted prior to termination.

Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization event, or any distribution to holders of the Company’s Common Stock other than a regular cash dividend, the Compensation Committee shall equitably adjust the number and class of securities available under the plan, the terms of outstanding awards, and the share limitations described above, in its sole discretion.

Change of Control. In the event of any acquisition by any person or group of 50% or more of the combined voting power of the Company or in the event of any change during any two-year period in the majority of the members of the Board of Directors whose election is not approved by at least two-thirds of the members of the Board of Directors, then (i) all outstanding options and stock appreciation rights will immediately become exercisable in full; (ii) the restriction period applicable to any outstanding restricted stock award or restricted stock unit award will lapse; (iii) the performance period applicable to any outstanding award will lapse; (iv) the performance measures applicable to any outstanding award will be deemed to be satisfied; and (v) the Board of Directors may require that shares of stock of the corporation resulting from such transaction, or the parent thereof, be substituted for some or all of the shares of Company Common Stock subject to outstanding awards as determined by the Board of Directors, or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of Common Stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares.

Federal Income Tax Consequences.

The following is a brief summary of certain United States Federal income tax consequences generally arising with respect to awards under the LTIP. This discussion does not address all aspects of the United States Federal income tax consequences of participating in the LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States Federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any award granted under the LTIP.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by a majority of the corporation’s stockholders and (3) if applicable, the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Compensation Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain compensation under the LTIP, such as that payable with respect to options and stock appreciation rights, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the LTIP, such as any restricted stock or restricted stock unit award which is not subject to performance conditions, would be subject to such limit.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

Stock Appreciation Rights. A participant will not recognize taxable income at the time stock appreciation rights are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered. This amount is deductible by the Company as compensation expense.

Stock Awards. A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards. A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon the settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

New Plan Benefits. Because benefits under the plan will depend on the Compensation Committee’s actions and the fair market value of the Common Stock at various future dates, it is not possible to determine at this time the benefits that might be received by officers, employees and non-employee directors if the plan is approved by stockholders. As of March 1, 2009, approximately 35 officers, 8,400 employees and 8 non-employee directors were eligible for consideration to participate in the LTIP. As of March 2, 2009, the closing price of our Common Stock was $15.57 per share.

Vote Required. The approval of the LTIP requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE APPROVAL OF THE

ARTHUR J. GALLAGHER & CO.

2009 LONG-TERM INCENTIVE PLAN

ADDITIONAL INFORMATION

Other Matters for Stockholder Action

The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the people named as proxy in the accompanying proxy card according to their best judgment in the best interests of the Company.

Householding

The Company has adopted a procedure approved by the SEC called “householding,” pursuant to which, multiple stockholders who share the same last name and address will receive only one copy of the annual report and proxy statement unless contrary instructions are received by one or more of the stockholders. Each stockholder will continue to receive a separate proxy card. The Company has undertaken householding to reduce our printing costs and postage fees.

Stockholders who received one set of proxy materials due to householding and wish to receive separate copies, now or in the future, may request them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 512 Mercedes Way, Edgewood, NY 11717. Broadridge will remove you from the householding program and deliver a separate copy of the proxy materials promptly upon request.

Stockholders sharing an address who currently are receiving multiple copies of the proxy materials, and who would prefer top receive a single copy in the future, should notify Broadridge at the above-referenced address or telephone number.

Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact such bank, broker, or other holder of record.

Submission of Stockholder Proposals for 2010 Annual Meeting

Stockholders may submit proposals for consideration at the 2010 Annual Meeting. For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for next year’s annual meeting, the proposal must be received by the Company at its principal office on or before November 27, 2009. Such proposal must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Under the Company’s Bylaws, notice of any matter that is not submitted for inclusion in the Company’s Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2010, but that a stockholder instead wishes to present directly at the Annual Meeting of Stockholders, including director nominations and other items of business, must be delivered to the Secretary of the Company at Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, not later than the close of business on February 11, 2010 and not earlier than the close of business on January 12, 2010. The notice must include the information specified in the Bylaws. If the 2010 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2009 Annual Meeting of Stockholders, the notice of any such nomination or other item of business must be delivered to the Secretary of the Company not earlier than the close of business on the 120th day prior to the 2010 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2010 Annual Meeting of Stockholders or (ii) the 10th day following public announcement of the date of the 2010 Annual Meeting of Stockholders. We will not entertain any nominations or other items of business at the Annual Meeting of Stockholders that do not meet the requirements set forth in the Bylaws. If we do not receive notice of a matter by February 11, 2010, SEC rules permit the Company to vote proxies at its discretion when and if the matter is raised at the Annual Meeting of Stockholders.

Dated: March 27, 2009

By Order of the Board

WALTER D. BAY

Secretary

APPENDIX A

ARTHUR J. GALLAGHER & CO.

2009 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. As of the effective date of the Plan, no further awards shall be granted under the Prior Plans, as defined in Section 1.2.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 6.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $1.00 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Arthur J. Gallagher & Co., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and/or amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plans” shall mean the Company’s 1989 Non-Employee Directors’ Stock Option Plan (Restated as of January 22, 1999) and Restricted Stock Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees and nonemployee directors, and persons expected to become officers, other employees and nonemployee directors, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

1.5 Shares Available. Subject to adjustment as provided in Section 6.7 and to all other limits set forth in this Section 1.5, 3,000,000 shares of Common Stock shall be available for all awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Units. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or any of the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan.

Subject to adjustment as provided in Section 6.7 and all other limits set forth in this Section 1.5, 600,000 shares of Common Stock shall be available for Stock Awards and Performance Unit Awards settled with stock under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding Stock Awards. To the extent that shares of Common Stock subject to an outstanding restricted stock or restricted stock unit award granted under the Plan or any of the Prior Plans are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available for Stock Awards under this Plan.

Notwithstanding anything in this Section 1.5 to the contrary, shares of Common Stock subject to an award under this Plan (or any Prior Plan) may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Incentive Stock Option or Nonqualified Stock Option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan or any Prior Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 6.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 100,000, subject to adjustment as provided in Section 6.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $1,500,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees and directors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option or nonqualified Stock Option shall be exercised later than 7 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free-Standing SAR shall be exercised later than 7 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 6.7, without the approval of the stockholders of the Company the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant unrestricted shares of Common Stock to employees who have attained age 62. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 6.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. The Committee may grant fully vested units representing the right to receive shares of Common Stock to employees who have attained age 62. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. Any Performance Period shall be for a period of time not less than 12 months for performance-based awards.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director may be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V shall constitute Nonqualified Stock Options.

5.2 Elective Participation. Each Non-Employee Director may elect, prior to December 31st of any year and in accordance with procedures to be specified by the Committee, to receive a stock option in lieu of all or part of the annual cash retainer that would otherwise be payable to such Non-Employee Director for service on the Board or any committee thereof during the 12-month period following the date of the next annual meeting of stockholders (a “Directors Option”). Each Directors Option shall be granted on, or as soon as administratively practicable after, the date of the annual meeting of stockholders next following the date of such election. The number of shares of Common Stock subject to each Directors Option shall have a Fair Market Value as of the date of grant equal to a multiple of the forgone amount of the retainer otherwise payable to the Non-Employee Director, which multiple shall be determined by the Board from time to time.

5.3 Directors Options. Each Directors Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Exercise Period and Exercisability. Each Directors Option shall become exercisable (i) on the three-month anniversary of the date of grant with respect to 25% of the shares subject to such option, (ii) on the six-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option, (iii) on the nine-month anniversary of the date of grant with respect to an additional 25% of the shares subject to such option and (iv) on the 12-month anniversary of the date of grant with respect to the remaining shares subject to such option; provided, however, that such Director’s Option shall become immediately exercisable upon a Non-Employee Director’s termination of service on the Board for any reason other than gross misconduct by the Non-Employee Director, as determined by the Board in its sole discretion. Each Director’s Option shall expire and cease to be exercisable upon the later to occur of (A) the termination of the Non-Employee Director’s service on the Board or (B) 7 years after such date of grant.

(b) Purchase Price. The purchase price for the shares of Common Stock subject to any Directors Option shall be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Directors Option. A Directors Option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Directors Options shall be exercisable in accordance with Section 2.1(c).

VI. GENERAL

6.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2009 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date of such approval. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the fifth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than five years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect. Upon the effective date of this Plan, no further awards shall be granted under any of the Prior Plans.

6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

6.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be equitably adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8 Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding award shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied and (v) the Board (as constituted prior to such Change in Control) may, in its discretion:

(1)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 6.7; and/or

(2)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, over the purchase price or base price per share of Common Stock subject to such option or SAR, (ii) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered multiplied by the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place, and (iii) in the case of a Performance Unit Award, the number of Performance Units then subject to the portion of such award surrendered; (B) shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) For purposes of this Plan, a “Change in Control” shall occur if (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof.

6.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

6.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12 Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

6.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

TWO PIERCE PLACE ITASCA, IL 60143-3141

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
ARTGA1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARTHUR J. GALLAGHER & CO.	For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Election of Directors	☐	☐	☐
1) The nominees for election to the Board of Directors are:
01) Frank E. English, Jr.
02) J. Patrick Gallagher, Jr.
03) Ilene S. Gordon
04) James R. Wimmer
					For	Against	Abstain

2) Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2009.					☐	☐	☐

3) Approval of the Arthur J. Gallagher & Co. 2009 Long-Term Incentive Plan.					☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

ARTGA2

ARTHUR J. GALLAGHER & CO.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2009

The undersigned, revoking any proxy previously given, hereby appoint(s) J. Patrick Gallagher, Jr. and Walter D. Bay, each of whom is an officer of Arthur J. Gallagher & Co., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of Arthur J. Gallagher & Co. and at any adjournment or postponement of the meeting, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting, or at any adjournment or postponement of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING

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CONTINUED AND TO BE SIGNED ON REVERSE SIDE